                                                                [CONFORMED COPY]

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                             THE MEAD CORPORATION



                                 $650,000,000

                               CREDIT AGREEMENT

                         Dated as of November 15, 1989

                             BANKERS TRUST COMPANY
                      THE FIRST NATIONAL BANK OF CHICAGO
                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                                 as Co-Agents

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


                              TABLE OF CONTENTS*
                              -----------------

                                                                            Page
                                                                            ----
SECTION 1.  AMOUNTS AND TERMS OF LOANS..................................       1

     1.1    Commitments.................................................       1
     1.2    Amount of Each Borrowing; Number of Borrowings..............       2
     1.3    Notices of Borrowing........................................       2
     1.4    Disbursement of Funds.......................................       4
     1.5    The Notes...................................................       5
     1.6    Allocation of Borrowings....................................       6
     1.7    Interest....................................................       6
     1.8    Interest Periods............................................       7
     1.9    Increased Costs, Illegality, Etc............................       8
     1.10   Compensation................................................      10
     1.11   Special Payment Provisions..................................      10
     1.12   Fees........................................................      11
     1.13   Reductions and Terminations of Commitments..................      11
     1.14   Substitutions...............................................      12
     1.15   Election Revision...........................................      12

SECTION 2.  SPECIAL PROVISIONS APPLICABLE TO SPECIAL FACILITY LOANS
              AND ACCEPTANCES...........................................      12

     2.1    Interest....................................................      12
     2.2    Interest Payment Dates......................................      12
     2.3    Overdue Payment of Principal and Interest...................      13
     2.4    Special Facility Interest Periods...........................      13
     2.5    Compensation................................................      13
     2.6    Acceptance Obligation.......................................      14
     2.7    Notices.....................................................      14
     2.8    Optional Currency Loans.....................................      14

SECTION 3.  PAYMENTS....................................................      14

     3.1    Payments on Non-Business Days...............................      14
     3.2    Voluntary Prepayments.......................................      14
     3.3    Method and Place of Payment, Etc............................      15
            Net Payments................................................      15

---------------
* This Table of Contents is for the convenience of the parties only and is not a part of the attached Agreement.

                                      (i)

                                                                Page
                                                                ----
SECTION 4.  CONDITIONS PRECEDENT............................     16

     4.1    Conditions to Effectiveness.....................     16
     4.2    Conditions to Each Loan.........................     17

SECTION 5.  AFFIRMATIVE COVENANTS...........................     18

     5.1    Furnish Financial Statements and Information,
              Etc...........................................     18
     5.2    ERISA...........................................     20
     5.3    Insurance.......................................     20
     5.4    Taxes, Charges, Etc.............................     21
     5.5    Property........................................     21
     5.6    Corporate Existence, Etc........................     21

SECTION 6.  NEGATIVE COVENANTS..............................     21

     6.1    Liens...........................................     21
     6.2    Indebtedness....................................     23
     6.3    Consolidation; Merger; Sale of Properties.......     24
     6.4    Sale and Leasebacks.............................     24
     6.5    Dividends.......................................     25

SECTION 7.  EVENTS OF DEFAULT...............................     25

SECTION 8.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS......     27

     8.1    Financial Information...........................     28
     8.2    No Violation....................................     28
     8.3    Corporate Status................................     28
     8.4    Taxes, Etc......................................     28
     8.5    Governmental Approvals..........................     29
     8.6    Compliance with ERISA...........................     29
     8.7    Regulations G, T, U and X.......................     29
     8.8    Dividends.......................................     29

SECTION 9.  AGENTS..........................................     30

     9.1    Appointment.....................................     30
     9.2    Nature of Duties................................     30
     9.3    Rights, Exculpation, Etc........................     30
     9.4    Reliance........................................     31

                                     (ii)

                                                                Page
                                                                ----
     9.5    Indemnification.................................     31
     9.6    The Agents, Individually........................     31
     9.7    Holders of Notes................................     32
     9.8    Resignation by an Agent.........................     32

SECTION 10. MISCELLANEOUS...................................     32

     10.1   Definitions.....................................     32
     10.2   Accounting Principles; Computations.............     45
     10.3   Exercise of Rights..............................     45
     10.4   Amendment and Waiver............................     46
     10.5   Expenses........................................     46
     10.6   Benefit of Agreement............................     47
     10.7   Descriptive Headings............................     47
     10.8   Notices, Requests, Demands......................     47
     10.9   Survival of Representations and Warranties......     48
     10.10  Governing Law; Submission to Jurisdiction.......     48
     10.11  Counterparts....................................     48
     10.12  Right of Setoff.................................     48
     10.13  Proration of Excess Payments....................     49
     10.14  Judgment Currency...............................     49

Exhibits:

A - Note
B - Opinion of Company's Counsel

Schedules:

 I    Indebtedness Percentage
II    Commitments
III - Existing Agreements

                                     (iii)

          CREDIT AGREEMENT, dated as of November 15, 1989, among THE MEAD CORPORATION, an Ohio corporation (the "Company"), the banks listed on Schedule II hereto (each a "Bank" and collectively, the "Banks") and BANKERS TRUST COMPANY, THE FIRST NATIONAL BANK OF CHICAGO and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Co-Agents for the Banks to the extent and in the manner provided in
(S)9 below (in such capacity, each an "Agent" and together, the "Agents").


                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Company the credit facility herein provided;

          NOW, THEREFORE, it is agreed:

                                   SECTION 1

                          AMOUNTS AND TERMS OF LOANS

          1.1 Commitments. (a) Subject to and upon the terms and conditions
              ------------
herein set forth, each Bank severally agrees, at any time and from time to time prior to the Termination Date (all capitalized terms used herein shall have the meaning specified therefor in (S)10.1 unless otherwise defined herein), to make a loan or loans (each a "Loan" and collectively, the "Loans") to the Company, which Loans may be repaid and borrowed in accordance with the provisions hereof and shall, at the option of the Company, be Base Rate Loans, Fixed CD Rate Loans, Eurodollar Loans or, in such Bank's sole discretion if the Company requests, Special Facility Loans. Such Loans may, at the option of the Company be Syndicate Loans or Commitment Loans or both, provided that, except as provided in (S)1.9, all the Syndicate Loans made by all the Banks at any one Borrowing hereunder must be either all Base Rate Loans, all Fixed CD Rate Loans or all Eurodollar Loans and any Commitment Loan made by a Bank at any one Borrowing hereunder must be a Base Rate Loan, Fixed CD Rate Loan or Eurodollar Loan. The Loans (other than the Special Facility Loans) of any Bank shall not exceed in aggregate principal amount at any time outstanding (including the Dollar Equivalent of Loans made in Optional Currencies determined at the Exchange Rate in effect on the date such Loan is made) an amount equal to such Bank's Commitment, less the sum of (i) the outstanding Principal Component of all Acceptances discounted by such Bank, and (ii) such Bank's ratable share at such time of the outstanding principal amount of all Special Facility Loans.

          (b) Subject to and upon the terms and conditions herein set forth, each Bank severally may, in its sole discretion, at any time and from time to time prior to the Termination Date, extend credit to the Company by accepting drafts drawn by the Company on such Bank and discounting such accepted drafts (each draft accepted and discounted hereunder, an "Acceptance") at the Discount Rate. Each Bank shall follow its normal procedures in effecting any such acceptance and discount. The aggregate Principal Component of outstanding Acceptances discounted by each Bank shall not exceed at any one time outstanding an amount equal to such Bank's Commitment less (i) the aggregate outstanding principal amount of the Loans made by such Bank and (ii) such Bank's pro rata share of the outstanding principal amount of Special Facility Loans (including the Dollar Equivalent of Special Facility Loans made in an Optional Currency determined at the Exchange Rate in effect on the date such Loan is made). No Acceptance shall mature after the Termination Date. It is understood and agreed that the foregoing shall not preclude the Company from requesting that any Bank accept and discount drafts drown on such Bank by the Company or otherwise extend credit to the Company, in each case not pursuant to this Agreement, and that any such acceptance of drafts or extension of credit shall not be deemed to be an Acceptance or Loan.

          1.2 Amount of Each Borrowing; Number of Borrowings. (a) The aggregate principal amount of all Syndicate Loans made by all the Banks at any one Borrowing and the aggregate principal amount of any Commitment Loan shall be not less than $5,000,000 or, if greater, an integral multiple of $1,000,000, provided that, except as provided in (S)1.9(b), the aggregate principal amount of Fixed Rate Loans made at any one Borrowing shall not be less than $10,000,000 or, if greater, an integral multiple of $1,000,000.

          (b) The principal amount of each Special Facility Loan and the Principal Component of each Acceptance shall be as agreed upon by the Company and the Bank making such Special Facility Loan or discounting such Acceptance, provided that the aggregate principal amount of Special Facility Loans made by all Banks shall not exceed at any one time outstanding the Total Commitment less
(i) the aggregate principal amount of Loans (other than Special Facility Loans) and (ii) the outstanding Principal Component of all Acceptances discounted by all Banks.

          (c) The principal amount of each Commitment Loan shall not exceed the lesser of (i) the Unutilized Commitment of the Bank making such Loan and (ii) $50,000,000. If agreed to by the Company and the Bank making a Commitment Loan, such Loan may be made available in such Optional Currencies as agreed by the Company and such Bank, provided that no Bank shall have any obligation to make a
                       --------
Commitment Loan in an Optional Currency. The principal of and interest on each Commitment Loan made in an Optional Currency shall be paid only in such Optional Currency.

          (d) The Company shall not be entitled to have more than 10 Borrowings of Syndicate Loans outstanding at any one time.

          1.3 Notices of Borrowing. (a) Whenever the Company desires to borrow
              --------------------
Syndicate Loans hereunder prior to the Termination Date, it shall give the Paying Agent at the Notice Office written notice or telephonic notice (confirmed promptly in writing) by no later than 10:00 A.M. (Chicago time) on the third Business Day next preceding the date of Borrowing. Each such notice (a "Notice of Syndicate Borrowing") shall specify: (i) the aggregate principal amount the Company desires to borrow hereunder, (ii) the date of borrowing (which shall be a Business Day), (iii) whether the Syndicate Loans are to be maintained as Base Rate Loans, Fixed CD Rate Loans or Eurodollar Loans,
(iv) the Interest Period to be applicable thereto and (v) the Outstanding Utilization of each Bank. The Paying Agent shall promptly give each Bank telephonic notice (confirmed promptly in writing) of the proposed borrowing, of such Bank's proportionate share thereof and of the other matters (other than the Outstanding Utilization of each Bank) covered by the Notice of Syndicate Borrowing.

          (b) Whenever the Company desires to borrow a Commitment Loan from any Bank prior to the Termination Date, it shall give such Bank and the Paying Agent at the Notice Office written notice, or telephonic notice (confirmed promptly in writing) by no later than 10:00 A.M. (local time) on the third Business Day next preceding the date of Borrowing. Each such notice (a "Notice of Commitment Borrowing") shall specify: (i) the aggregate principal amount the Company desires to borrow with respect to such Commitment Loan (in U.S. dollars or, if agreed, in the respective Optional Currency), (ii) the date the borrowing (which shall be a Business Day), (iii) whether the Commitment Loan is to be maintained as a Base Rate Loan, Fixed CD Rate Loan or Eurodollar Loan (iv) the Interest Period to be applicable thereto, and (v) the Outstanding Utilization of such Bank.

          (c) The Company shall have the right, whenever it desires to incur a Special Facility Loan or to create Acceptances, to contact any or all of the Banks separately to determine the Special Rate that would be applicable to a Special Facility Loan made by such Bank or Banks for the interest period requested by the Company or the Discount Rate that would be applicable to Acceptances accepted and discounted by such Bank or Banks for the maturity requested by the Company, as the case may be, and each Bank contacted by the Company may, in its sole discretion, provides a quote of a Special Rate for such interest period or the Discount Rate for such maturity, as the case may be. Each notice requesting the determination of a Special Rate or Discount Rate hereunder shall specify that such request is being made pursuant to the terms of this Agreement. Each Bank shall separately agree with the Company from time to time on the procedures to be utilized in making a request for Special Facility Loans or Acceptances (including, without limitation, the notice period and the time period during which the Special Rate or Discount Rate, if any, quoted by such Bank shall remain available). Upon electing to incur a Special Facility Loan or to create an Acceptance from one or more Banks the Company shall notify such Bank or Banks in accordance with the aforesaid procedures established with such Bank or Banks and shall give the Paying Agent written or telephonic (confirmed in writing) notice thereof. In the case of a Special Facility Loan, such notice to the Paying Agent shall specify the principal amount (in U.S. dollars or the respective Optional Currency) of such Special Facility Loan (and, if made in Optional Currency, the Dollar Equivalent thereof on the date of Borrowing), the date of Borrowing, the Bank from which incurred, the maturity thereof, and, if such Special Facility Loan is to be made in an Optional Currency, the Optional Currency applicable thereto. Subject to availability each Bank agrees to use its best efforts to make Special Facility Loans and to create Acceptances, provided that it is understood that no Bank shall be obligated to make Special Facility Loans or to create Acceptances under this Agreement.

          (d) With respect to any Syndicate Loan made by the Banks hereunder, unless the Company shall have given (x) a Notice of Syndicate Borrowing, requesting that Syndicate Loans be made on the Interim Maturity Date for such Syndicate Loan or (y) the Paying Agent written or telephonic notice (confirmed in writing) prior to the 10:00 A.M. (Chicago time) on such Interim Maturity Date of the Company's intent not to incur Syndicate Loans on such date, the Company shall be deemed to have requested that the Banks make Syndicate Loans maintained as Base Rate Loans to the Company on such Interim Maturity Date. With respect to any Commitment Loan made by any Bank hereunder, unless the Company shall have given (x) a Notice of Commitment Borrowing requesting that a Commitment Loan be made by such Bank on the Interim Maturity Date for such Commitment Loan or (y) the Paying Agent and such Bank written or telephonic notice (confirmed in writing) prior to 10:00 A.M. (local time) on such Interim Maturity Date of the Company's intent not to incur a Commitment Loan from such Bank on such date, the Company shall be deemed to have requested that such Bank make a Commitment Loan maintained as a Base Rate Loan to the Company on such Maturity Date. The Base Rate Loans deemed requested by the Company pursuant to this (S)1.3(d) shall have an Interest Period of 30 days and shall be in principal amount equal to (m) the Syndicate Loans maturing on such date, in the case of Base Rate Loans deemed requested pursuant to the first sentence hereof and (n) the Commitment Loans of the relevant Bank maturing on such date, in the case of Base Rate Loans deemed requested pursuant to the second sentence hereof.

          1.4 Disbursement of Funds. (a) No later than 12:00 Noon (Chicago time)
              ---------------------
on the date specified in each Notice of Syndicate Borrowing, each Bank will make available its portion of the amount (determined in accordance with (S)1.6), if any, by which the principal amount of the Syndicate Loans requested to be made on such date exceeds the principal amount of the Syndicate Loans maturing on such date in U.S. dollars and in immediately available funds, at the Payment Office (for the account of such non-U.S. office of the Paying Agent as the Paying Agent may direct in the case of Eurodollar Loans). The Paying Agent will make available to the Company at the Payment Office the aggregate of the amounts made available by the Banks against delivery to the Paying Agent at its Notice Office, or at such other office as the Paying Agent may specify, of the documents and papers as are provided for herein. The Paying Agent shall deliver such documents and papers received by it for the account of each Bank to such Bank or upon its order. To the extent that a Syndicate Loan of any Bank matures on the date of a requested Borrowing, such Bank shall apply the proceeds of the Syndicate Loan it is then making, to the extent thereof, to the repayment of such maturing Syndicate Loan.

          (b) No later than 12:00 Noon (local time) on the date specified in each Notice of Commitment Borrowing delivered to a Bank with respect to a Commitment Loan, such Bank will make available to the Company the amount, if any, by which the principal amount of Commitment Loan requested to be made by such Bank on such date exceeds the principal amount of the Commitment Loans made by such Bank maturing on such date in U.S. dollars and in immediately available funds, or in the case of a Commitment Loan made in an Optional Currency, in the respective Optional Currency and in such funds as may be agreed upon by the Company and such Bank, at the office of such Bank specified opposite its signature hereto or at such other office as such Bank may designate to the Company from time to time (each a "Bank Payment Office"). The amount of the Commitment Loan will be made available to the Company at the Bank Payment Office against delivery to such Bank at its Notice Office, or at such other office as such Bank may specify, of the documents and papers as are provided for herein. To the extent that a Commitment Loan made by any Bank matures on the date of a requested Borrowing of a Commitment Loan from such Bank, such Bank shall apply the proceeds of the Commitment Loan it is then making, to the extent thereof, to the repayment of such maturing Commitment Loan.

          (c) No later than 12:00 Noon (local time) on each date for the making of a Special Facility Loan or the discount of Acceptances, the Bank making such Special Facility Loan or discounting such Acceptances shall make available to the Company the proceeds of such Special Facility Loan or the Principal Component of such Acceptances, as the case may be, in U.S. dollars and in immediately available funds, or, in the case of Loans made in Optional Currencies, in the respective Optional Currency and in such funds as may be agreed upon by the Company and such Bank, at the Bank Payment Office of such Bank.

          1.5 The Notes. The Company's obligation to pay the principal of, and
              ---------
interest on, all Loans (including Special Facility Loans) made by each Bank shall be evidenced by a promissory note substantially in the form of Exhibit A hereto (each a "Note" and collectively for all Banks, the "Notes") with blanks appropriately completed. Each Note shall: (i) be dated the Effective Date; (ii) be in the original principal amount of the Commitment of such Bank evidenced thereby; (iii) mature, in the case of each Loan evidenced thereby, on the expiration of the Interest Period applicable thereto or, if earlier, on the Termination Date; (iv) bear interest as provided in the appropriate clause of
(S)1.7 in respect of the Base Rate Loans, Fixed CD Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, and (S)2, in the case of Special Facility Loans, evidenced thereby; (v) be entitled to the benefits of this Agreement; and (vi) have attached thereto a schedule ("Loan and Repayment Schedule") substantially in the form of Schedule I to Exhibit A. At the time of the making of each Loan and upon each payment of the principal of its Loans, each Bank shall, and is hereby authorized to, make a notation on the Loan and Repayment Schedule of the date and the amount of such Loan or such payment. Failure to make any notation with respect to the making of any Loan shall not limit or otherwise affect the obligation of the Company hereunder or under any Note with respect to any Loan, and payments of principal by the Company shall not be affected by the failure to make a notation thereof on said Schedules. Although each Note shall be dated the Effective Date, interest in respect thereof shall be payable only for the periods during which Loans are evidenced thereby and although the stated amount of each Note shall be equal to the Commitment of the Bank holding same, each Note shall be enforceable with respect to the Company's obligation to pay principal thereof only to the extent of the unpaid principal amount of the Loans evidenced thereby. Prior to the transfer of a Note pursuant to (S)10.6, each Bank agrees to record on the Loan and Repayment Schedule attached to such Note the initial principal amount of all Loans then evidenced thereby, all payments of principal made to date of transfer in respect of such Loans and the then accrued and unpaid interest on such Note.

          1.6 Allocation of Borrowings. All Syndicate Loans under this
              ------------------------
Agreement shall be made by the Banks simultaneously and in such amount as necessary so that after giving effect thereto, to the extent possible, the Outstanding Utilization of each Bank shall bear the same proportion to all Outstanding Utilizations of all Banks as such Bank's Commitment bears to the Total Commitments, it being understood, however, that the Company may, at its option but subject to (S)1.1, incur Commitment Loans or Special Facility Loans or create Acceptances from the Banks in such proportion as it may select. It is understood that no Bank shall be responsible for any default by any other Bank in fulfilling its obligations hereunder and that each Bank shall be obligated to fulfill its obligations hereunder, regardless of the failure of any other Bank to fulfill its obligations hereunder.

          1.7 Interest.  (a) The Company agrees to pay interest in respect of
              --------
the unpaid principal amount of each Base Rate Loan on and from the date the proceeds thereof are made available to the Company until maturity (whether by acceleration or otherwise) at a rate per annum which shall equal the Base Rate in effect from time to time.

          (b) The Company agrees to pay interest in respect of the unpaid principal amount of each Fixed CD Rate Loan on and from the date the proceeds thereof are made available to the Company until maturity (whether by acceleration or otherwise) at a rate per annum which shall equal 5/16 of 1% plus the relevant Fixed CD Rate.

          (c) The Company agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan on and from the date the proceeds thereof are made available to the Company until maturity (whether by acceleration or otherwise) at a rate per annum which shall equal 3/16 of 1% plus the relevant Quoted Rate.

          (d) Overdue principal and (to the extent permitted by law) overdue interest in respect of each Syndicate Loan and each Commitment Loan shall bear interest at a rate per annum equal to 1% plus the Base Rate in effect from time to time; provided, however, that no Loan shall bear interest after maturity at
         --------
a rate per annum less than the rate of interest applicable thereto at maturity.

          (e) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (x) in respect of each Base Rate Loan, quarterly in arrears on the last day of each March, June, September and December of each year, commencing the last day of December, 1989, and at maturity (whether by acceleration or otherwise), and (y) in respect of each Fixed Rate Loan, on the last day of each Interest Period applicable to such Loan, and in the case of an Interest Period in excess of three months on each three month anniversary of the initial date of such Interest Period and on any prepayment (on the amount prepaid), and at maturity (whether by acceleration or otherwise), and (z) in the case of all Loans, after maturity, on demand.

          (f) The Paying Agent, upon determining the Fixed CD Rate or Quoted Rate for any Interest Period shall promptly notify the Company and the other Banks thereof by telephone (confirmed promptly in writing).

          1.8 Interest Periods. At the time it gives any Notice of Borrowing,
              ----------------
the Company shall have the right to elect, by giving the Paying Agent and, in the case of Commitment Loans, the Bank making such Commitment Loan, at the Notice Office written notice or telephonic notice (confirmed promptly in writing), the interest period (each, together with any interest period applicable to Special Facility Loans determined in accordance with (S)2.4, an "Interest Period") applicable to such Loans, which Interest Period shall (x) in the case of Fixed CD Rate Loans be either a 30-, 60-, 90- or 180-day (and, subject to availability, 270- or 360-day) period, (y) in the case of Eurodollar Loans be either a one-, two-, three-, six-, nine-, or twelve-month period and
(z) in the case of Base Rate Loans be a period of from 5 days to 180 days. The Paying Agent shall promptly give similar notice to each Bank with respect to any Syndicate Loan. The determination of Interest Periods shall be subject to the following provisions:

          (i) the Interest Period for any Loan shall commence on the date of such Loan;

          (ii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period in
                              -----------------
     respect of a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iii) no Interest Period in respect of the Loans shall extend beyond the Termination Date; and

          (iv) if any Interest Period relating to a borrowing of Eurodollar Loans begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month.

          1.9 Increased Costs, Illegality, Etc. (a) In the event that any Bank
              ---------------------------------
shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto and, with respect to all but the following clauses (ii)(x) and (iii), shall be made only after consultation with the Company and the Agents):

          (i) on any date for determining the Quoted Rate or Fixed CD Rate for any Interest Period, that by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market or the secondary certificate of deposit market, as the case may be, or affecting the position of such Bank in either of such markets, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Quoted Rate or Fixed CD Rate, as the case may be; or

          (ii)(x) on any date for determining the Quoted Rate or Fixed CD Rate for any Interest Period, that by reason of the requirements of Regulation D (excluding all reserves required under Regulation D to the extent included in the computation of the Fixed CD Rate), (y) at any time, that by reason of any change since the date of this Agreement in any applicable law or governmental rule, regulation, guideline or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) and/or (z) on any date for determining the Quoted Rate, that by reason of other circumstances affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market (such as for example but not limited to a change in the official reserve requirements to the extent not provided for in clause (ii)(x) above), the Quoted Rate or Fixed CD Rate, as the case may be, shall not represent the effective pricing to such Bank for funding or maintaining the affected Fixed Rate Loan; or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order, or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank shall on such date give notice (by telephone confirmed in writing) to the Company and to the Agents (which in all cases other than a determination pursuant to clause

(ii)(x) above the Paying Agent shall promptly give similar notice to the other Banks) of such determination. Thereafter (x) in the case of clauses (i) and (ii) of this (S)1.9, the Company shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to cause such Bank to receive interest with respect to its affected Fixed Rate Loan at a rate per annum which shall equal the effective pricing to the Bank to make or maintain such Fixed Rate Loan plus the then applicable Differential (a written notice as to additional amounts owed such Bank, showing the basis for the calculation thereof, submitted to the Company by such Bank shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto) and (y) in the case of clause (iii), take one of the actions specified in (S)1.10(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any of its Fixed Rate Loans are affected by the circumstances described in (S)1.9(a), the Company may (and in the case of a Fixed Rate Loan affected by the circumstances described in (S)1.9(a)(iii) shall) either (x) if the affected Fixed Rate Loan is then being made pursuant to a Notice of Borrowing, by giving the Paying Agent (and, with respect to Notice of Commitment Borrowing, the Bank to whom such Notice was given) telephonic notice (confirmed promptly in writing) thereof on the same date that the Company was notified by the Bank pursuant to (S)1.9(a) either (i) cancel said Borrowing,
(ii) require the Bank or Banks to make the requested Fixed Rate Loans as Base Rate Loans or convert the outstanding Fixed Rate Loans into Base Rate Loans on the first day of the affected Interest Period, or (iii) require the affected Bank to make its Fixed Rate Loan as a Base Rate Loan, or (y) if the affected Fixed Rate Loan or Loans are then outstanding, upon at least three Business Days' written notice to the Paying Agent and the affected Bank, require the affected Bank to convert each Fixed Rate Loan so affected into a Loan or Loans of a different Type, provided that if more than one Bank is affected at any time, then all affected Banks must be treated in the same manner pursuant to this (S)1.9(b).

          (c) If any bank determines at any time that any applicable law or governmental rule, regulation, order or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required to be maintained by such Bank based on the existence of such Bank's Commitment hereunder or its obligations hereunder, then the Company shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank for the increased cost or reduced rate of return to such Bank as a result of such increase of capital. In determining such additional amounts, such Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's determination of compensation owning under this clause (c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Any Bank, upon determining that any additional amounts will be payable pursuant to this clause (c), (i) shall give prompt written notice thereof to the Company within 90 days of the incurrence of such costs, and (ii) shall as promptly as possible after the giving of such notice notify the Company of such additional amounts due hereunder, which notice shall show the basis for calculation of such additional amounts, although the failure to so notify the Company under this clause (ii) shall not release or diminish any of the Company's obligations to pay additional amounts pursuant to this clause (c).

          1.10 Compensation. The Company shall compensate each Bank, upon its
               -------------
written request (which request shall set forth the basis in reasonable detail for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by such Bank to lenders of funds borrowed by it to make or carry its Fixed Rate Loans to the extent not recovered by such Bank in connection with the re-employment of such funds), which such Bank may sustain: (i) if for any reason (other than a default by such Bank) a Borrowing of Fixed Rate Loans does not occur on a date specified therefor in a Notice of Borrowing (whether or not withdrawn), (ii) if any prepayment of any of its Fixed Rate Loans occurs on a date which is not the last day of an Interest Period applicable thereto, (iii) if any prepayment of any of its Fixed Rate Loans is not made on the date specified in a notice of prepayment given by the Company, or (iv) as a consequence of (x) without duplication of any amounts paid pursuant to (S)1.7(d), any other default by the Company to repay its Fixed Rate Loans when required by the terms of this Agreement or (y) an election made by the Company pursuant to (S)1.9(b).

          1.11 Special Payment Provisions. Unless the Paying Agent shall have
               ---------------------------
been notified by any Bank prior to any date of a Borrowing that such Bank does not intend to make available to the Paying Agent such Bank's portion of the total amount of the Syndicate Loans to be made on such date (as determined in accordance with (S)1.6), the Paying Agent may (but shall not be obligated to) assume that such Bank has made such amount available to the Paying Agent on such borrowing date and the Paying Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Paying Agent by such Bank, the Paying Agent shall be entitled to recover such corresponding amount on demand from such Bank, which demand shall be made in a reasonably prompt manner. If such Bank does not pay such corresponding amount forthwith upon the Paying Agent's demand therefor, the Paying Agent shall promptly notify the Company and the Company shall pay such corresponding amount to the Paying Agent. The Paying Agent shall also be entitled to recover interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Paying Agent to the Company to the date such corresponding amount is recovered by the Paying Agent, (x) in the case of the Company at a rate per annum equal to the applicable rate provided in the appropriate clause of (S)1.8 for Base Rate Loans, Fixed CD Rate Loans or Eurodollar Loans, as the case may be and (y) in the case of the Banks, at the overnight Federal funds rate in effect from time to time. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Commitment hereunder or to prejudice any rights which the Company may have against any Bank as a result of any default by such Bank hereunder.

          1.12 Fees. The Company agrees to pay to the Paying Agent for the
               -----
account of each Bank (i) a commitment commission (the "Commitment Commission") for the period on and from the Effective Date until the Termination Date, or the earlier termination in full of the Total Commitments, on the average daily Unutilized Commitment of such Bank, computed at the rate of .025 of 1% per annum and (ii) a facility fee (the "Facility Fee") for the period from the Effective Date until the Termination Date, or the earlier termination in full of the Total Commitments, on the full amount of the Commitment of such Bank, computed at the rate of .125 of 1% per annum (such Commitment Commission and the Facility Fee being referred to herein as the "Commissions"). Such Commissions are payable quarterly in arrears on the fifth Business Day immediately succeeding the last day of each March, June, September and December of each year, commencing the last day of December, 1989, and on the Termination Date or, if earlier, the date of termination in full of the Total Commitments. On the fifth Business Day immediately succeeding the last day of each March, June, September and December of each year, the Company shall pay to the Paying Agent at the Payment Office the aggregate Commissions then due and shall specify in writing which portion of the amounts so paid shall be paid to each Bank.

          1.13 Reductions and Terminations of Commitments. The Company shall
               -------------------------------------------
have the right, in its sole discretion, at any time and from time to time (i) upon at least three Business Days' prior written notice to the Paying Agent, to reduce the Total Commitment, in whole or in part in an aggregate amount of $5,000,000 or, if greater, in integral multiples of $1,000,000 or, if less, the amount of the Total Commitments, provided that (A) each such reduction shall be applied pro rata to the Commitment of each Bank and (B) no such reduction shall
        --------
reduce the Commitment of any Bank below the Outstanding Utilization of such Bank and (ii) upon at least 30 days prior notice to the Paying Agent and each affected Bank, to terminate the Commitment of any Bank, in whole, in the event that such Bank (A) has failed or refused to make available the full amount of any Syndicate Loans or Commitment Loans as required by (SS)1.4(a) and 1.4(b),
(B) failed or refused to consent to any amendment, waiver, supplement, restatement, discharge or termination of any provision of this Agreement when requested by the Company pursuant to (S)10.4, (C) has been merged or consolidated with, or transferred all or substantially all of its assets to, or otherwise been acquired by, any Person, (D) has demanded that the Company pay additional amounts to such Bank pursuant to (S)1.09(c) at a time when less than a majority of the Banks have also demanded that the Company pay such additional amounts or (E) at any time after the second anniversary of the Effective Date, provided that all amounts owed to such Bank under this Agreement or the Notes
--------
(including without limitation accrued and unpaid Commissions and interest to the Termination Date) shall have been paid in full, and provided further that, in
                                                    ----------------
the event that a Default or Event of Default shall have occurred and be continuing, the termination of the Commitment of any

Bank pursuant to clause (ii) of this (S)1.13 shall not become effective until and unless a substitute bank or banks (which may be one or more of the Banks) with a Commitment in the aggregate equal to the Commitments of the Bank being terminated shall have become a party to this Agreement pursuant to (S)1.14.

          1.14  Substitutions. In the event that the Company shall deliver a
                --------------
notice of reduction or termination of any Bank pursuant to clause (ii) of
(S)1.13 or in the event that any Bank delivers a notice of termination of its Commitment pursuant to clause (i)(A) of the definition of "Termination Date" in this Agreement, then the Company shall have the right, which may be exercised in its sole discretion from time to time, with the assistance of the Agents, to seek a substitute bank or banks (which may be one or more of the Banks) to purchase any outstanding Notes of such Bank and assume the Commitment of such Bank, and such substitute bank or banks shall become a party hereto with respect to such Notes and such Commitment upon execution such supplements hereto as the Company and Agents shall require.

          1.15  Election Revision. At any time after the Company has given the
                ------------------
Paying Agent a Notice of Borrowing in respect of Fixed CD Rate Loans or Eurodollar Loans or has selected an Interest Period pursuant to (S)1.8, as the case may be, and (x) prior to the close of business on the third Business Day preceding the first day of the Interest Period applicable to such Eurodollar Loans or (y) prior to the close of business on the Business Day preceding the first day of the Interest Period applicable to such Fixed CD Rate Loans, the Company shall have the right to notify the Paying Agent, each Bank in the case of Syndicate Loans and the affected Bank in the case of Commitment Loans (by telephone, confirmed promptly in writing) that it no longer elects to incur, or to continue, such Fixed CD Rate Loans or Eurodollar Loans, as the case may be. Pursuant to such notice, the Company shall withdraw such Notice of Borrowing or, at its option, convert such Notice into one request Base Rate Loans in equal principal amount. No amounts shall be payable pursuant to (S)1.10 as a result of any notice withdrawal or conversion or Loan conversion effected in compliance with this (S)1.15.

                                   SECTION 2

                       SPECIAL PROVISIONS APPLICABLE TO
                    SPECIAL FACILITY LOANS AND ACCEPTANCES

          2.1 Interest. The Company agrees to pay interest in respect of the
              ---------
unpaid principal amount of each Special Facility Loan incurred from each Bank on and from the date the proceeds thereof are made available to the Company until maturity (whether by acceleration or otherwise) at a rate per annum which shall be such Bank's Special Rate for such Loan.

          2.2 Interest Payment Dates. Interest in respect of each Special
              -----------------------
Facility Loan shall be payable on the expiration of each Interest Period applicable to such Special Facility Loan and at maturity (whether by acceleration or otherwise).

          2.3  Overdue Payment of Principal and Interest. Overdue principal of,
               ------------------------------------------
and (to the extent permitted by law) overdue interest in respect of, all Special Facility Loans and all Acceptances shall bear interest, payable on demand, at a rate per annum that shall be 1% in excess of the Base Rate in effect from time to time; provided, however, that no Special Facility Loan or Acceptance shall
         --------- --------
bear interest after maturity at a rate per annum less than the rate of interest applicable thereto at maturity or the Discount Rate at which such Acceptance was discounted, as the case may be.

          2.4  Special Facility Interest Periods. When it requests a Bank to
               ----------------------------------
make a Special Facility Loan, the Company shall specify to such Bank the Interest Period to be applicable to such Loan, which Interest Period shall be as agreed upon by the Company and such Bank; provided, however, that (i) no
                                          --------- --------
Interest Period shall extend beyond the Termination Date, (ii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day and (iii) unless otherwise agreed by the Bank making the Loan, no Interest Period in respect of such Loan shall be longer than 90 days. No Special Facility Loan shall be extended for an additional Interest Period, provided that the Company shall have the right pursuant to (S)1.3(c), but subject to the terms and conditions hereof, to incur a Special Facility Loan or Loans from one or more Banks (including the Bank that made the maturing Special Facility Loan) to replace such maturing Special Facility Loan, and provided, further, that if upon the maturity of a Special Facility Loan the Company requests the Bank which made the same to make a new Special Facility Loan in the amount of such maturing Special Facility Loan and such Bank notifies the Company that it is not able as a result of unavailability to make such new Special Facility Loan, then the Company shall have the right by telephonic notice to such Bank to convert the maturing Special Facility Loan into a Base Rate Loan from such Bank effective on the maturity date of such Special Facility Loan, which Base Rate Loan shall have an aggregate principal amount equal to the aggregate principal amount of the Special Facility Loan maturing on such date and shall have an Interest Period of 30 days.

          2.5  Compensation. The Company shall compensate each Bank, upon
               -------------
written request by such Bank (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by such Bank to lenders of funds borrowed by it to make or carry its Special Facility Loans to the extent not recovered by such Bank in connection with the re-employment of such funds) which such Bank may sustain: (i) if for any reason (other than a default by such Bank) a borrowing of any Special Facility Loan does not occur on a date specified therefor in a notice of borrowing delivered by the Company pursuant to (S)1.3(c), (ii) if any repayment of its Special Facility Loans occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii) without duplication of any amounts paid pursuant to (S)2.3, as a consequence of any other default by the

Company to repay its Special Facility Loans when required by the terms of this Agreement.

          2.6  Acceptance Obligation. The Company hereby unconditionally agrees
               ----------------------
to pay each Bank in immediately available funds the face amount of each Acceptance created by such Bank on the maturity date thereof or on such earlier date as may be required pursuant to the other provisions of this Agreement.

          2.7  Notices. Within 10 Business Days after the end of each calendar
               --------
month, so long as any Loans are outstanding under this Agreement, the Company hereby agrees that it will give the Paying Agent written notice of the average daily Unutilized Commitment during such month and the Unutilized Commitment on the last day of such month.

          2.8  Optional Currency Loans. Special Facility Loans may, in a Bank's
               ------------------------
sole discretion, be made available in U.S. dollars or such Optional Currencies as may be agreed upon by the Company and such Bank. The principal of and interest on each Special Facility Loan made in an Optional Currency shall be paid only in such Optional Currency.

                                   SECTION 3

                                   PAYMENTS

          3.1  Payments on Non-Business Days. Whenever any payment to be made
               ------------------------------
hereunder or under any Note or Acceptance shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, if a payment of principal has been so extended, interest shall be payable on such principal at the applicable rate during such extension; provided, however, in the event that the day on which any such
           --------- --------
payment relating to a Eurodollar Loan is due is not a Business Day but is a day of the month after which no further Business Day occurs in such month, then the due date thereof shall be the next preceding Business Day.

          3.2  Voluntary Prepayments. The Company shall have the right to prepay
               ----------------------
the Loans, in whole or in part, without premium or penalty, from time to time pursuant to this (S)3.2 on the following terms and conditions: (i) the Company shall give the Paying Agent and, with respect to any Commitment Loan or Special Facility Loan, the Bank making such Loan, at the Notice Office at least three Business Days', in the case of a prepayment of Fixed Rate Loans, and one Business Days', in the case of a prepayment of Base Rate Loans, prior written notice or telephonic notice (confirmed promptly in writing) of its intent to prepay the Loans, the amount of such prepayment and what Types of Loans are to be prepaid, which notice the Paying Agent shall promptly transmit to each of the Banks with respect to a prepayment of a Syndicate loan; (ii) each prepayment of Base Rate Loans shall be in a principal amount of $5,000,000 (or the amount then remaining outstanding in respect of any Borrowing) and each prepayment of Fixed Rate Loans made pursuant to a single Borrowing shall be in a principal amount of $10,000,000,000 (or the amount then remaining outstanding in respect of any Borrowing) or in the case of all Loans if greater, an integral multiple of $1,000,000; (iii) each prepayment in respect of Syndicate Loans made pursuant to one Borrowing shall be applied pro rata among the Banks on the basis of such Syndicate Loans; (iv) after giving
--- ----
effect to any prepayment, the outstanding principal amount of Fixed Rate Loans made pursuant to a single Borrowing shall not be less than $10,000,000; and (v) at the time of any prepayment of Fixed Rate Loans or Special Facility Loans, the Company shall pay all interest accrued on the principal amount of said prepayment. It is understood that each prepayment of Fixed Rate Loans shall be subject to (S)1.10.

          3.3  Method and Place of Payment, Etc. (a) Except for payments in
               ---------------------------------
respect of Commitment Loans, Special Facility Loans and Acceptances, all payments under this Agreement shall be made to the Paying Agent for the pro rata
                                                                        --- ----
benefit (on the basis of the category of obligation then being paid, i.e.,
                                                                     ----
principal, interest or Fees) of all Banks, not later than 12:00 Noon (Chicago time) on the date when due and shall be made in freely transferable U.S. dollars and in immediately available funds at the Payment Office (for the account of such non-U.S. office of the Paying Agent as the Paying Agent may from time to time direct, if such payment is made in respect of principal of or interest on any Eurodollar Loan). Unless the Paying Agent shall have been notified by the Company prior to the date on which any payment to be made by the Company hereunder is due that the Company does not intend to remit such payment, the Paying Agent may, at its discretion, assume that the Company has remitted such payment when so due and the Paying Agent may, at its discretion and in reliance upon such assumption, make available to each Bank with respect to a Syndicate Loan (or to the appropriate Bank in the case of a Commitment Loan) on such payment date (for the account of its Eurodollar Office or CD Office in the case of payments in respect of Eurodollar Loans or Fixed CD Rate Loans, as the case may be) an amount equal to such Bank's share of such assumed payment. If the Company has not in fact remitted such payment to the Paying Agent, each such Bank shall forthwith on demand repay to the Paying Agent the amount of such assumed payment made available to such Bank together with interest thereon in respect of each day from and including the date such amount was made available by the Paying Agent to such Bank to the date such amount is repaid to the Paying Agent at the overnight Federal Funds rate in effect from time to time.

          (b) All payments in respect of Commitment Loans, Special Facility Loans and Acceptances shall be made to the relevant Bank not later than 12:00 Noon (local time) on the date when due and shall be made in U.S. dollars and in immediately available funds, or, in the case of a Loan made in an Optional Currency, in the respective Optional Currency and in such funds as may be agreed upon by the Company and such Bank, at the relevant Bank Payment Office.

          3.4  Net Payments. All payments under this Agreement shall be made
               -------------
without set-off or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax on or measured by the net income of a Bank pursuant to the income tax laws of the United States or the jurisdictions where such Bank's principal or lending offices are located (collectively, the "Taxes")) shall not be less than the amounts otherwise specified to be paid under this Agreement and the Notes. A certificate as to any additional amounts payable to any Bank under this (S)3.4 submitted to the Company by such Bank shall show in reasonable detail the amount payable and the calculations used to determine in good faith such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to each deduction or withholding for or on account of any Taxes, the Company shall promptly furnish to each Bank such certificates, receipts and other documents as may be required (in the judgment of such Bank) to establish any tax credit to which such Bank may be entitled. Without in any way affecting any of its rights under this (S)3.4, each Bank agrees that, upon its becoming aware that any of its present or future Loans under this Agreement would be subject to deduction or withholding for Taxes, it will promptly notify the Company thereof in writing and will use reasonable efforts to avoid or reduce the amount of such Taxes (it being understood that no Bank shall be obligated to take any action which would violate law or subject such Bank to any potential liability or cost).

                                   SECTION 4

                             CONDITIONS PRECEDENT

          4.1  Conditions to Effectiveness. This Agreement shall become
               ----------------------------
effective on the date (the "Effective Date") on which all of the following conditions have been satisfied (at which time the Agents shall so notify all the parties hereto):

          (a)  Execution. Each of the Banks and the Company shall have signed
               ----------
     counterpart copy hereof and shall have delivered the same to an Agent or (in the case of the Banks) shall have notified an Agent in writing that the same has been signed and mailed to it.

          (b)  No Default. On the Effective Date and after giving effect to the
               -----------
     effectiveness of this Agreement, there shall exist no Default or Event of Default.

          (c)  Representations and Warranties. On the Effective Date and after
               -------------------------------
     giving effect to the effectiveness of this Agreement, all representations and warranties contained herein or otherwise made in writing in connection herewith shall be true and correct with the same force and effect as though such representations and warranties had been made as of such time.

          (d)  Notes. There shall have been delivered to the Paying Agent for
               ------
     delivery to each Bank the appropriate Note payable to the order of such Bank in the amount and as otherwise provided for in (S)1.

          (e)  Opinion of Counsel for Company. On the Effective Date, the Agents
               -------------------------------
     shall have received from counsel to the Company (which may include in-house counsel) a favorable opinion, in sufficient counterparts for each of the Banks and dated the Effective Date, (x) substantially in the form of Exhibit B hereto and (y) covering such other matters as the Agents or the Required Banks may reasonably request.

          (f)  Opinion of Counsel for Banks. On the Effective Date, the Agents
               -----------------------------
     shall have received in sufficient counterparts for each of the Banks an opinion of White & Case, Special Counsel for the Banks, dated the Effective Date, to the effect that the legal opinion and certificate delivered pursuant to (SS)4.1.(e) and (g) are substantially responsive to the requirements of such Sections.

          (g)  Certificate. On the Effective Date, the Agents shall have
               ------------
     received a certificate, dated the Effective Date and executed by the Chairman of the Board, the President, any Vice President or the Treasurer of the Company, stating that all the conditions specified in (SS)4.1(b) and (c) are then satisfied.

          (h)  Documentation and Proceedings. All corporate and legal
               ------------------------------
     proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Agents, and the Agents shall have received all information and copies of all documents that it has requested, such documents where appropriate to be certified by proper corporate or governmental authorities.

          (i)  Existing Agreements. Each of the Existing Agreements shall have
               --------------------
     been terminated in accordance with the terms thereof, and all amounts then owed by the Company thereunder shall have been paid in full. Each Bank which is a party to an Existing Agreement hereby consents and agrees that such Existing Agreement shall be terminated on and as of the Effective Date of this Agreement provided that all amounts owed by the Company to such Bank thereunder shall have been paid in full.

          4.2  Conditions to Each Loan. The obligation of each Bank to make
               ------------------------
     Loans and to create Acceptances hereunder (each a "Credit Utilization") is subject, at the time of each Credit Utilization (except as hereinafter indicated), to the satisfaction of the following conditions, with each Credit Utilization constituting a representation and warranty by the Company that the conditions specified in (SS)4.2(a) and (b) below are then satisfied:

          (a)  No Default. At the time of each Credit Utilization and after
               -----------
     giving effect thereto, there shall exist no Default or Event of Default.

          (b)  Representations and Warranties.  At the time of each Credit
               -------------------------------
     Utilization and after giving effect thereto, all representations and warranties contained herein or otherwise made in writing in connection herewith shall be true and correct with the same force and effect as though such representations and warranties had been made as of such time.

          (c)  Opinion of Counsel for the Company.  At the time of any Credit
               -----------------------------------
     Utilization if reasonably requested by the Required Banks, the Agents shall have received, in sufficient copies for each Bank, an opinion (in form and substance satisfactory to the Agents) of counsel to the Company (which may include in-house counsel) covering such matters incident to the transactions herein contemplated as the Required Banks may reasonably request.

                                   SECTION 5

                             AFFIRMATIVE COVENANTS

          While this Agreement is in effect and until all indebtedness hereunder and under the Notes and the Acceptances shall have been paid in full, the Company agrees that it will, except to the extent waived in writing by the Required Banks:

          5.1 Furnish Financial Statements and Information, Etc.  Furnish to
              --------------------------------------------------
each Bank:

          (a) within 120 days after the close of each of the Company's fiscal years, the balance sheets of the Company and its consolidated Subsidiaries as of the end of such period and the related consolidated statements of profit and loss, share owners' equity and cash flows prepared in accordance with generally accepted accounting principles for such year and the preceding year, together with the report of the Company's independent certified public accountants;

          (b) within 60 days after the close of each of the first three quarters of each of the Company's fiscal years, a balance sheet of the Company and its consolidated Subsidiaries as of the last day of such quarter, together with consolidated statements of profit and loss and cash flows (which statements shall be prepared in accordance with quarterly reporting requirements of the Securities and Exchange Commission applicable to the Company), all of which shall be certified by the Controller, or the chief financial officer, of the Company;

          (c) within 60 days after the close of the first three quarters of each of the Company's fiscal years, and within 120 days after the close of each fiscal year, quarterly and annual consolidated summary financial statements for Northwood Forest Industries Limited so long as the Company shall own, directly or indirectly, at least 50% of the voting stock thereof;

          (d) as soon as available, copies of all proxy statements submitted by the Company to its shareholders and of all periodic reports filed by the Company with the Securities and Exchange Commission;

          (e) within 60 days after the close of each of the first three quarters, and within 120 days after the close of the fourth quarter, of each of the Company's fiscal years, statements, certified by the Controller, or the chief financial officer, of the Company, (i) that the Company is in complete compliance with the limitations on Funded Debt contained in (S)6.2 hereof, which certificate shall set forth, in the form set forth in Schedule I attached hereto, the computation made in connection therewith, and (ii) of inventory adjustments which state inventories at less than the lower of current cost or market;

          (f) immediately after the Company obtains knowledge thereof, notice of any event which constitutes a Default or an Event of Default (such notice to specify the nature thereof, the period of existence thereof and the action that is proposed to be taken with respect thereto);

          (g) together with the financial statements required to be delivered pursuant to clause (a) above, a letter which conforms to professional pronouncements promulgated by the American Institute of Certified Public Accountants) from the firm of independent certified public accountants which reported on such financial statements to the effect that in the course of, and based solely upon, their audit of such financial statements nothing has come to their attention to cause them to believe that there existed on the date of such statements any Default or Event of Default under (SS)6.2, 6.5, 7.1 or 7.2 or, if in the opinion of such accountants any such Default or Event of Default exists, the statement shall state its nature and length of time it has existed, provided that, for purposes of the definition of "Indebtedness" in this Agreement, such firm shall rely solely on information provided by the Company as to the items included in clause (i) of such definition; and

          (h) such other information as any Bank may from time to time reasonably request, including but not limited to, the computation made in connection with any certificate furnished pursuant to this (S)5.1, which computation shall be furnished to such Bank within 15 days of any request therefor, but in any event excluding such information that counsel to the Company shall have advised the Company in a written opinion should not be disclosed to any Bank because such disclosure is reasonably likely to result in the waiver of the attorney-client privilege with respect to such information or is reasonably likely to result in a violation of applicable laws;

and will permit the duly authorized representatives of any Bank at all reasonable times to examine the books and records of the Company and its Subsidiaries, and take memoranda and extracts therefrom; provided, that information, including financial information, which is non-public and confidential or proprietary in nature, disclosed to any Bank (as a result of any examination of the books and records of the Company and its Subsidiaries or pursuant to (S)5.1(h) or otherwise) will be kept confidential and will not, without the prior written consent of the Company, be disclosed in any manner whatsoever, in whole or in part, except that such Bank shall be permitted to disclose such information (i) to any regulatory agencies having jurisdiction over such Bank in connection with their regulating functions and
(ii) as required by law or court order, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement.

          5.2 ERISA. As soon as possible and, in any event, within 10 days after
              ------
the Company or any Subsidiary knows or has reason to know any of the following, the Company will deliver to each of the Banks a certificate of the chief financial officer of the Company setting forth details as to such occurrence and such action, if any, which the Company, such Subsidiary or such ERISA affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, the Subsidiary, ERISA Affiliate, the PBGC, a Plan participant or the Plan Administrator with respect thereto: that a Reportable Event has occurred, that an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under
Section 412 of the Code with respect to a Plan, that a Plan has been terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA, that proceedings have been instituted by the PBGC to terminate a Plan, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or that the Company, any Subsidiary or any ERISA Affiliate will incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA. At the request of any Bank, the Company will deliver to such Bank a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any other notices received by the Company or any Subsidiary required to be delivered to the Banks hereunder shall be delivered to the Banks no later than 10 days after the later of the date such report or notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by the Company or the Subsidiary.

          5.3 Insurance. Insure and keep insured, and cause each Subsidiary to
              ----------
insure and keep insured, with good and responsible insurance companies, all of its and their property of an insurable nature (including, without limitation, all buildings, machinery, plants, equipment, fixtures and inventories of raw materials, goods in process and completed goods) against fire and other casualties in such manner and to the extent that like properties are usually insured by others operating plants and properties of a similar character in the same locality (provided, however, the Company may maintain self-insurance in connection with the foregoing property insurance requirements in accordance with sound business practice), and insure and keep insured, and cause each Subsidiary to insure and keep insured, at all times with good and responsible insurance companies or pursuant to self-insurance maintained in accordance with sound business practice against liability on account of damage to Persons or property and under all applicable workers' compensation laws.

          5.4 Taxes, Charges, Etc. Duly pay and discharge, or cause to be paid
              --------------------
and discharged, when due, all taxes, assessments and other governmental charges imposed upon it or any Subsidiary and its and their properties, or any part thereof or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might by law become a lien or charge upon any property of the Company or any Subsidiary, except such items as are being in good faith appropriately contested by the Company or any Subsidiary and for which adequate reserves are being maintained in accordance with generally accepted accounting principles.

          5.5 Property.  Maintain, preserve and keep its own and all
              ---------
Subsidiaries, principal plants and properties and every part thereof in good repair, working order and condition and from time to time make all needful and proper repairs, renewals, replacements, additions, betterments and improvements thereto so that all times the efficiency thereof shall be fully preserved and maintained.

          5.6  Corporate Existence, Etc.  Maintain its corporate existence and
               -------------------------
comply, and cause each Subsidiary to comply, with all valid and applicable statutes, rules and regulations.

                                   SECTION 6

                              NEGATIVE COVENANTS

          While this Agreement is in effect and until all indebtedness hereunder and under the Notes and the Acceptances shall have been paid in full, the Company agrees that, except to the extent waived in writing by the Required Banks, it will not, and will not permit any Subsidiary to:

          6.1 Liens.  Issue, assume or guarantee directly or indirectly any
              ------
indebtedness for money borrowed (hereinafter in this Section 6.1 referred to as "Debt"), if such Debt is secured (whether at the time such Debt is first issued, assumed or guaranteed or at any time thereafter) by a mortgage, pledge, security interest, lien or other encumbrance (any such mortgage, pledge, security interest, lien or other encumbrance being hereinafter in this (S)6.1 and in
(S)6.4 referred to as a "mortgage" or "mortgages") upon any Principal Property or upon any indebtedness of or equity securities of any Subsidiary or any Affiliate (other than Unrestricted Margin Stock), now owned or hereafter required, without in any such case effectively providing, concurrently with the issuance, assumption or guarantee of such Debt, that all of the

Company's obligations under this Agreement and the Notes (together with, if the Company shall so determine, any other indebtedness of or guaranteed by the Company or such Subsidiary ranking equally with the Loans and then existing or thereafter created) shall be secured equally and ratably with (or prior to) such Debt; provided, that the foregoing restriction shall not apply to:
      ---------

          (a) mortgages on any property acquired, constructed or improved by the Company or any Subsidiary after the date of this Agreement which are created or incurred contemporaneously with or within 120 days after such acquisition, construction or improvement to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement (the date of such construction or improvement being, for the purpose of this clause (a), deemed to be the date of completion of such construction or improvement); provided that any
                                                              --------
     such mortgage shall not apply to any other property of the Company or any Subsidiary except, in the case of any construction or improvement, theretofore unimproved real property on which the property so constructed, or the improvement, is located;

          (b) mortgages on any property acquired from a corporation which is merged with or into the Company or a Subsidiary or mortgages outstanding on property at the time it is acquired by the Company or a Subsidiary or mortgages outstanding on property of a corporation at the time it becomes a Subsidiary, provided that such mortgage is not imposed, and the related Debt incurred, in contemplation of any acquisitions by the Company;

          (c) mortgages to secure Debt of a Subsidiary to the Company or to another Subsidiary;

          (d) mortgages or other restrictions relating to equity securities of any Affiliate under any agreement or arrangement between the Company or any Subsidiary and such Affiliate (or the other stockholder or stockholders of such Affiliate) providing for the operations, financing or purchase of products of such Affiliate or under any agreement among any such parties imposing restrictions on the disposition of or granting options to purchase the equity securities of such Affiliate;

          (e) mortgages upon property or assets of the Company or any Subsidiary in favor of any governmental agency or authority or guarantees given for the purpose of financing, through industrial revenue bonds or notes the interest on which is exempt from federal income taxation under Section 103 of the Code, the construction, acquisition or purchase of industrial plants, machinery, equipment or other property or facilities; and

          (f) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses (a) to (e), inclusive; provided that the principal
                                                     --------
     amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the mortgage so extended, renewed or replaced (plus improvements on such property);

provided further, however, notwithstanding the provisions of this (S)6.1, the
-------- -------- --------
Company or any Subsidiary may, without equally and ratably securing the outstanding Loans, create or assume mortgages which would otherwise be subject to the foregoing restrictions if, at the time of such creation or assumption, and after giving effect thereto, Exempted Indebtedness does not exceed 5% of Consolidated Net Tangible Assets.

          6.2  Indebtedness. Create, incur, guarantee or become liable in
               -------------
respect of any Indebtedness, and will not permit any Affiliate to create, incur or become liable for Affiliate Debt of the type described in clause (d) below, except:

          (a) pursuant to this Agreement and to other credit agreements entered into by the Company and any other domestic or foreign banks to the extent that the aggregate outstanding principal amount of Indebtedness under this clause (a) does not exceed $650,000,000;

          (b) Indebtedness incurred or assumed in connection with acquisitions permitted by (S)(S)6.1(a), 6.1(b) and 6.1(f) (as it relates to (S)(S)6.1(a) and 6.1(b)) hereof;

          (c) Indebtedness of the Company to a Subsidiary or of a Subsidiary to the Company or another Subsidiary; and

          (d) that the Company or any Subsidiary may create, incur, guarantee or in any way become liable for, directly or indirectly, any additional Indebtedness or create, incur, guarantee or in any way become liable for, directly or indirectly, or permit any Affiliate to create, incur, guarantee or in any way become liable for, directly or indirectly, any Affiliate Debt as to which the Company or any Subsidiary has an agreement (whether with such Affiliate or any existing or prospective creditor of, or lender to, such Affiliate) to make an advance to such Affiliate as a loan or as a contribution to the capital of such Affiliate or as a prepayment of the purchase price for any property to be purchased in the future (whether payable to such Affiliate or any such creditor or lender) if, at the time
                                                               ---
     of issuance of such Indebtedness or Affiliate Debt, the Company's Proportion of such Affiliate Debt, when added to the Company's Proportion of all such other Affiliate Debt then outstanding, and the Consolidated Indebtedness of the Company and its Subsidiaries then outstanding will not exceed 60% of the total of (i) the Consolidated Net Tangible Assets of the Company and its Subsidiaries less any portion thereof attributable to Affiliates, (ii) the Company's Share of the Net Tangible Assets of all Affiliates, and subsidiaries thereof and (iii) 75% of the excess of the aggregate Appraised Value over the aggregate book value of (A) such proportion of timberlands owned by each Affiliate as the equity of each such Affiliate owned by the Company and its Subsidiaries is of the total equity of such Affiliate, (B) timberlands subject to leases which grant to the Company or a Subsidiary as lessee an option to acquire title to the property which is the subject of such leases without payment of more than a nominal consideration upon the exercise thereof and (C) in the case of timberlands subject to leases which grant to an Affiliate as lessee an option to acquire title to the property which is the subject of such leases without payment of more than a nominal consideration upon the exercise thereof, such proportion of such timberlands as the equity of each such Affiliate owned by the Company and its Subsidiaries is of the total equity of such Affiliate. For purposes of this (S)6.2(d), a portion of the Cabin Bluff Guaranteed Funded Debt shall be deemed to have been incurred upon the occurrence of any event if, as a result of such event: (i) such portion of the Cabin Bluff Guaranteed Funded Debt may not then be satisfied by the tender of GP(M) Notes pursuant to Article IX of the Loan and Guaranty Agreement or (ii) the Company is not then able, directly (or indirectly through a Subsidiary) and without being required to obtain the consent or approval of any Person, to cause such portion of the Cabin Bluff Guaranteed Funded Debt to be satisfied by the tender of GP(M) Notes pursuant to Article IX of the Loan and Guaranty Agreement upon the occurrence of "event of default" (as defined in the GP(M) Notes).

          6.3  Consolidation; Merger; Sale of Properties. Consolidate the
               ------------------------------------------
Company with or merge the Company into any other Person, or sell, transfer or dispose of all or substantially all of the properties of the Company.

          6.4  Sale and Leasebacks. Enter into any arrangement with any Person
               --------------------
providing for the leasing to the Company or Subsidiary of any Principal Property (except for temporary leases for a term of not more than three years), which property has been owned more than 120 days by the Company or such Subsidiary and has been or is to be sold or transferred by the Company or such Subsidiary to such person (herein referred to as a "Sale and Lease-Back Transaction"), unless either (a) the Company or such Subsidiary would be entitled to incur debt secured by a mortgage on the property to be leased without equally and ratably securing the Company's obligations under this Agreement and the Notes pursuant to (S)6.1 or (b) the Company shall, and in any such case the Company covenants that it will, apply an amount equal to the fair value (as determined by the Board of Directors) of the property so leased to the permanent prepayment, within 120 days of the effective date of any such Sale and Lease-Back Transaction, of the Loans and the reduction of the Total Commitment (subject to the provisions of (S)3.2) or other indebtedness of the Company with a maturity in excess of one year from the date of such Sale and Lease-Back Transaction and which ranks on a parity with the Loans, provided that the Company or any
                                        --------
Subsidiary may enter into Sale and Lease-Back Transactions which would otherwise be prohibited by the foregoing restrictions if, at the time such transactions are entered into, and after giving effect thereto, Exempted Indebtedness does not exceed 5% of Consolidated Net Tangible Assets.

          6.5  Dividends. Declare or pay any dividend or make any distribution
               ----------
on the Company's capital stock of any class (other than dividends or distributions payable in shares of capital stock of any class of the Company) or purchase, redeem or otherwise acquire for value, or permit any Subsidiary to purchase, redeem or otherwise acquire for value, any shares of capital stock of any class of the Company or any options, rights or warranties with respect to such capital stock (other than acquisitions of preferred stock of the Company in exchange for capital stock of any other class of the Company), if upon giving effect to such dividend, distribution, purchase, redemption or other acquisition the Company would not be permitted to issue or incur at least one dollar of additional Indebtedness pursuant to (S)6.2(d).

                                   SECTION 7

                               EVENTS OF DEFAULT

          Upon the occurrence of any of the following events (each an "Event of Default"):

          7.1 Default shall be made in the payment of any Commission or any interest on any of the Notes within 10 days after the same shall become due and payable, as in the Notes or herein provided; or

          7.2 Default shall be made in the payment of any principal of any of the Notes or the face amount of any Acceptance, when and as the same shall become due and payable, whether by the terms thereof or as herein provided; or

          7.3 Default shall be made in the due observance or performance of any covenant or condition required to be observed or performed by the Company pursuant to (S)(S) 6.1, 6.2, 6.3 or 6.5 herein; or

          7.4 Default shall be made in the due observance or performance of any other covenant or condition herein required to be observed or performed by the Company, which default is not remedied within 30 days after written notice from any Agent or any Bank; or

          7.5 Any representation or warranty made by the Company herein or in any writing delivered pursuant hereto shall prove to have been incorrect in any material respect when made, provided that the representation and warranty set
                            --------
forth in (S)8.8 shall be made only at the time the proceeds of any Loan are utilized, directly or indirectly, to fund a dividend, distribution, purchase, redemption or other acquisition restricted by (S)6.5; or

          7.6 The Company or any Significant Subsidiary shall fail to pay any installment of principal of, or interest on, any other indebtedness for borrowed money, the outstanding principal amount of which, at the time of such default, shall be not less than $50,000,000, whether now or at any time hereafter outstanding, whether at maturity, by call for redemption, acceleration, declaration or otherwise, and such principal and interest, or any part thereof, shall remain unpaid for more than the period of grace, if any, provided for therein, unless the time of payment shall have been effectively extended by written agreement of the parties thereto; or

          7.7 The Company or any Significant Subsidiary commences a voluntary case concerning the Company or such Significant Subsidiary under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company or any Significant Subsidiary under the Bankruptcy Code and relief is ordered against the Company or any Significant Subsidiary or the petition is controverted but is not dismissed within 60 days after the commencement of the case; or the Company or any Significant Subsidiary is not generally paying its debts as such debts become due; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Company or any Significant Subsidiary; or the Company or any Significant Subsidiary commences any other proceeding under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Significant Subsidiary or there is commenced against the Company or any Significant Subsidiary any such proceeding which remains undismissed for a period of 60 days or the Company or any Significant Subsidiary is adjudicated insolvent or bankrupt; or the Company or any Significant Subsidiary fails to controvert in a timely manner any such case under the Bankruptcy Code or any such proceeding, or any order of relief or other order approving any such case or proceeding is entered; or the Company or any Significant Subsidiary by any act or failure to act indicates its consent to, approval of or acquiescence in any such case or proceeding or in the appointment of any custodian or the like of or for it or any substantial part of its property or suffers any such appointment to continue undischarged or unstayed for a period of 60 days; or the Company or any Significant Subsidiary makes a general assignment for the benefit of creditors; or any action is taken by the Company or any Significant Subsidiary for the purpose of effecting any of the foregoing; or

          7.8 Any Person or "group" (as defined in (S)13(d)(3) of the Securities Exchange Act of 1934, as amended) acquires 20% or more, in the aggregate, of the capital stock of the Company entitled, at the time, to vote for the election of the Company's directors; or

          7.9 Any Plan shall fail to maintain the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension or any amortization period is sought or granted under Section 412 of the Code, any Plan is or shall have been terminated or the subject of termination proceedings by the PBGC under ERISA, any Plan that is a single-employer plan (within the meaning of Section

4001(a)(15) of ERISA) shall have an Unfunded Current Liability, or the Company or a Subsidiary of any ERISA Affiliate has incurred a liability to or on account of a plan under Section 515, 4062, 4063 or 4064 of ERISA, and there shall result from any such event or events the imposition of a lien upon the assets of the Company or any Subsidiary, the granting of a security interest, or a liability to the PBGC or a Plan or a trustee appointed under ERISA or a penalty under Section 4971 of the Code, which, in the opinion of the Required Banks, will have a material adverse effect upon the consolidated financial condition of the Company and its Subsidiaries taken as a whole, or the Company, any Subsidiary or any ERISA Affiliate shall incur any withdrawal liability (whether contingent or secondary) to any Plan that is a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) under Section 4201 or 4204 of ERISA in excess of $50,000,000;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, either or both of the following actions may be taken:
(i) the Agents, acting under instructions from the Required Banks, by written notice to the Company, shall declare the principal of the accrued interest in respect of all of the Notes and outstanding Acceptances to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in the Notes to the contrary notwithstanding, and (ii) the Agents, acting under instructions from the Required Banks, by written notice to the Company, shall declare the Total Commitments terminated, whereupon the Commitment of each Bank and the obligation of each Bank to make its Loans and to discount Acceptances hereunder shall terminate immediately and any accrued Commissions shall forthwith become due and payable without any other notice of any kind; provided that if an Event of Default described in (S)7.7 shall occur, the result which would otherwise occur only upon the giving of written notice by the Agents to the Company as specified in clauses (i) and (ii) above shall occur automatically without the giving of any such notice and without any instruction by the Required Banks to give such notice.

                                   SECTION 8

                  REPRESENTATIONS, WARRANTIES AND AGREEMENTS

          In order to induce the Banks to enter into this Agreement and to make the Loans provided for herein and to create Acceptances, the Company makes the following representations and warranties to, and covenants with, the Banks, all of which shall survive the execution and delivery of this Agreement and the Notes and the creation of Acceptances, provided that representation and warranty
                                       --------
set forth (S)8.8 shall be made only at the time the proceeds of any Loan are utilized, directly or indirectly, to fund a dividend, distribution, purchase, redemption or other acquisition restricted by (S)6.5:

          8.1 Financial Information. It has furnished to each Bank the
              ----------------------
consolidated statement of financial condition of the Company and of such companies as were then its Subsidiaries as at December 31, 1988 and October 1, 1989, and the related consolidated statements of net earnings and retained earnings for the year and nine month period then ended, as the case may be, accompanied in the case of the December 31, 1988 financial statements by the report on examination thereof by Touche Ross & Co.; said statements fairly present the financial condition of the Company and the pertinent Subsidiaries and the results of their operations for the periods then ended, subject, in the case of the October 1, 1989 financial statements to normal year-end audit adjustments.

          8.2 No Violation. The making of this Agreement and compliance with its
              -------------
terms and the issuance of the Notes and the creation of Acceptances as contemplated herein will not violate any provision of applicable law or of the Company's charter or Regulations and will not result in a breach of any of the terms and conditions of or result in the imposition of any lien, charge or encumbrance upon any property of the Company pursuant to, or constitute a default under, any indenture or other agreement or instrument under which the Company is a party or is obligated, the Company's charter or Regulations or any law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court having jurisdiction over the Company or its property. All acts, things and conditions required by law and by the Company's charter or Regulations to make this Agreement and each Note and Acceptance, when executed and delivered, the legal, valid and binding obligation of the Company will have been duly performed and complied with at or prior to the execution and delivery of this Agreement.

          8.3 Corporate Status. The Company is a duly organized and existing
              -----------------
Ohio corporation in good standing in Ohio, and each Subsidiary is a duly organized and existing corporation in good standing under the laws of the jurisdiction where it is incorporated. The Company and each Subsidiary are licensed or qualified and in good standing in every jurisdiction in which the failure to be licensed or qualified could have a material adverse effect on the consolidated financial condition of the Company and its Subsidiaries taken as a whole.

          8.4 Taxes, Etc. Except such as are being contested in good faith by
              -----------
appropriate proceedings for which adequate reserves are being maintained in accordance with generally accepted accounting principles, all material taxes, assessments, fees and other governmental charges (other than those presently payable without penalty or interest) upon the Company and its Subsidiaries or upon any property thereof, which are due and payable, have been paid and no material claims are being asserted with respect to any past due taxes, assessments, fees or other governmental charges against the Company or any of its Subsidiaries.

          8.5 Governmental Approvals. No authorization, approval, consent,
              -----------------------
permit, license or other order of any federal, state or local government or agency thereof is required for the execution, delivery or performance of this Agreement or the Notes.

          8.6 Compliance with ERISA. Each Plan is in substantial compliance with
              ----------------------
ERISA; no Plan is insolvent or in reorganization, no Plan which is a single-employer plan (within the meaning of Section 4001(a)(15) of ERISA) has an Unfunded Current Liability, and no Plan has an accumulated or waived funding deficiency or permitted decreases in its funding standard account within the meaning of Section 412 of the Code; neither the Company nor any Subsidiary nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 515, 4062, 4063 or 4064 of ERISA or expects to incur any liability under any of the foregoing Sections on account of the termination of participation in any such Plan; no proceedings have been instituted by the PBGC to terminate any Plan; no condition exists which presents a risk to the Company or any Subsidiary of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no lien imposed under the Code or ERISA on the assets of the Company or any Subsidiary exists or is likely to arise on account of any Plan; and the Company and its Subsidiaries may terminate contributions to any other employee benefit plans maintained by them without incurring any material liability to any person interested therein. Neither the Company nor any Subsidiary nor any ERISA Affiliate has incurred any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Sections 4201 and 4204 of ERISA to any Plan which is a Multiemployer Plan (within the meaning of Section 4001(a)(3) of ERISA) or expects to incur any liability under the foregoing Sections on account of the termination of contributions to any such Multiemployer Plan in excess of $50,000,000. With respect to plans that are Multiemployer plans, the representations the preceding two sentences are made to the best knowledge of the Company. The aggregate liabilities of the Company, its Subsidiaries and its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, would not exceed $50,000,000.

          8.7 Regulations G, T, U and X. While it is understood that the
              --------------------------
proceeds of the Loans hereunder shall be used for general corporate purposes, which may include the purchasing or carrying of Margin Stock (provided that the Company gives each of the Banks prior written notice or telephonic notice confirmed in writing of such intended use), no part of the proceeds of any Loan hereunder will be used to purchase or carry any Margin Stock or to extend credit to others for such purpose in violation of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

          8.8 Dividends. On and as of the date any of the proceeds of any Loan
              ----------
are utilized, directly or indirectly, to fund a dividend, a dividend, distribution, purchase, redemption or other acquisition restricted by (S)6.5, as a result thereof and after giving effect to all Indebtedness incurred and Liens created in connection therewith, (i) the Company shall not be insolvent and the Company shall not have reasonable grounds to believe that by such payment it would be rendered insolvent, (ii) the Company shall not be engaged in a business for which any property remaining with the Company shall be unreasonably small capital and (iii) the Company shall not have intended to incur, or believed that it would incur, debts (as such term is used in the United States Bankruptcy Code) that would be beyond its ability to pay as such debts matured.

                                   SECTION 9

                                    AGENTS

          9.1 Appointment. The Banks hereby appoint Bankers Trust Company, The
              ------------
First National Bank of Chicago and Morgan Guaranty Trust Company of New York as Agents to act as herein specified. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agents to take such action on its behalf under the provisions of this Agreement, the Notes, the Acceptances and any other instruments, documents and agreements referred to herein (such Notes, Acceptances and other instruments, documents and agreements being herein referred to as the Loan Documents) and to exercise such powers hereunder and thereunder as are specifically delegated to the Agents by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agents may perform any of their duties hereunder, or under the Loan documents, by or through their agents or employees.

          9.2 Nature of Duties. The Agents shall have no duties or
              -----------------
responsibilities except those expressly set forth in this Agreement. The duties of the Agents shall be mechanical and administrative in nature. The Agents shall not have by reason of this Agreement a fiduciary relationship in respect of any Bank. Nothing in this Agreement or any of the Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agents any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein. Each Bank shall make its own independent investigation of the financial condition and affairs of the Company, its Subsidiaries and Affiliates in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Company, its Subsidiaries and Affiliates; and the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

          9.3 Rights, Exculpation, Etc.  Neither the Agents nor any of their
              -------------------------
officers, directors, employees or agents shall be liable to any Bank for any action taken or omitted by it hereunder or under any of the Loan Documents, or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The Agents shall not be responsible to any Bank for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the financial condition of the Company, its Subsidiaries and Affiliates. The Agents shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of the Company, any Subsidiary or Affiliate, or the existence or possible existence of any

Default or Event of Default. The Agents may at any time request instructions from the Banks with respect to any actions or approvals which by the terms of this Agreement or any of the Loan Documents the Agents are permitted or required to take or to grant, and if such instructions are requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under this Agreement or any of the Loan Documents until it shall have received such instructions from the Required Banks. Without limiting the foregoing, no Bank shall have any right of action whatsoever against the Agents as a result of the Agents acting or refraining from acting hereunder or under any of the Loan Documents in accordance with the instructions of the Required Banks.

          9.4 Reliance. The Agents shall be entitled to rely upon any written
              ---------
notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all legal matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

          9.5 Indemnification. To the extent that any Agent is not reimbursed
              ----------------
and indemnified by the Company, the Banks will reimburse and indemnify such Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent, acting pursuant hereto, in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by such Agent under this Agreement or any of the Loan Documents, in proportion to their respective Commitments hereunder; provided, however, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. The obligations to the Banks under this (S)9.5 shall survive the payment in full of the Notes, the Acceptances and the termination of this Agreement.

          9.6 The Agents, Individually. With respect to its Commitment
              -------------------------
hereunder, the Loans made by it, any Notes issued to or held by it and any Acceptances discounted by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Bank or holder of a Note. The terms "Banks", "Required Banks" or "Holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Bank, one of the Required Banks or a Noteholder. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Company or any of its Subsidiaries or Affiliates as if it were not acting pursuant hereto.

          9.7 Holders of Notes. The Agents may deem and treat the named payee
              -----------------
(or any subsequent holder, transferee, assignee or payee of which the Agents have received written notice) of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment of transfer thereof shall have been received by the Agents. Any request, authority or consent of any Person, who at the time of making such request or of giving such authority or consent is the named payee (or any subsequent holder, transferee, assignee or payee of which the Agents have received written notice) of any Note, shall be conclusive and binding on any subsequent holder, transferee, assignee or payee of such Note or of any Note or Notes issued in exchange therefor.

          9.8 Resignation by an Agent. Any Agent may resign from the performance
              ------------------------
of all of their functions and duties hereunder at any time by giving 15 Business Days' prior written notice to the Company and the Banks. Such resignation shall take effect upon the expiration of such 15 Business Day period or upon the earlier appointment of a successor pursuant to this (S)9.8 or as provided in the definition of Paying Agent. Upon any such resignation, the Required Banks may (and upon the resignation of all such Agents, shall) appoint a successor Agent who shall be satisfactory to the Company and shall be an incorporated bank or trust company. In the event no such successor shall have been so appointed by the 15th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective, the remaining Agents, if any, shall perform all the duties of the Agents hereunder, or if there shall be no Agent, then, until such time as the Required Banks shall appoint a successor Agent, any notification, demand or other communication required or permitted to be given by the Agent on behalf of the Banks to the Company hereunder shall be sufficiently given if given by the Required Banks, and any notification, demand, other communication, document, statement, other paper or payment required to be made, given or furnished by the Company to the Agent for distribution to the Banks shall be sufficiently made, given or furnished if made, given or furnished by the Company directly to each Bank entitled thereto and, in the case of payments, in the amount to which each such Bank is entitled. All powers specifically delegated to the Agent by the terms hereof may be exercised by the Required Banks.

                                  SECTION 10

                                 MISCELLANEOUS

          10.1 Definitions. As used herein the following terms shall have the
               ------------
meanings herein specified and shall include in the singular number the plural and in the plural number the singular:

          "Acceptance" shall have the meaning specified in (S)1.1(b).
          ------------

          "Adjusted Certificate of Deposit Rate" shall mean, on any day, 1/2 of
          --------------------------------------
1% in excess of the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate per annum for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve Statistical Release on Form H.15 entitled "Selected Interest Rate," or, if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined in good faith by Bankers on the basis of quotations for such certificates received by it from two or more certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by Bankers, by (y) a percentage equal to 1 minus the stated maximum rate (expressed as a decimal) for all reserve requirements as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves), applicable on such day to a three-month certificate of deposit in excess of $100,000 of any member bank of the Federal Reserve System, plus (2) the then daily net annual assessment rate
                            ----
as estimated in good faith by Bankers for determining the current annual assessment payable by Bankers to the Federal Deposit Insurance Corporation for insuring three-month certificates of deposit.

          "Affiliate" shall mean any Person in which the Company or any
          -----------
Subsidiary or any other Affiliate at any time owns or is a member of a control group that owns in the aggregate between (and including) 50% and up to (but not including) 90% of the voting stock; provided that the term "Affiliate" shall not include any Person designated as an Unrestricted Company until 30 days after the giving of written notice by the Company to the Banks of a date (a) which occurred within the 10 day period ending with the date upon which such notice is given, (b) which has been fixed by the Chairman of the Board or the President of the Company as the date upon which such person shall no longer be an Unrestricted Company and (c) which is a date upon which all of the indebtedness of such Person would have been permitted to be incurred under this Agreement if such Person was an Affiliate. The term "control group" as used in this paragraph means a group which has placed in a jointly-owned corporation, partnership or voting trust the voting rights of the shares of the Affiliate held by each to the extent necessary for voting control of the Affiliate. Any reference herein to an "affiliate" of any Person other than the Company or its Subsidiaries shall mean any other Person in which such Person, or its subsidiaries, at any time owns or is a member of a control group that owns in the aggregate between (and including) 50% and up to (but not including) 90% of the voting stock.

          "Affiliate Debt" shall mean any Indebtedness of an Affiliate,
          ----------------
including, without limitation, any Indebtedness of any other Person as to which such Affiliate is directly or contingently liable or which is secured by property or assets of such Affiliate excluding (i) any obligations of such Affiliate as lessee which are capitalized in accordance with generally accepted accounting principles, (ii) any obligation under any agreement to purchase timber, whether standing or cut, or to cut and purchase standing timber regardless of whether such agreement requires payment thereunder by such Affiliate, the Company or a Subsidiary prior to and without delivery of or cutting such timber and (iii) the obligations of Cabin Bluff Partners under the Loan and Guaranty Agreement.

          "Agents" shall have the meaning specified in the first paragraph of
          --------
this Agreement.

          "Agreement" shall mean this Credit Agreement, as amended or modified
          -----------
from time to time.

          "Appraisal Date" shall mean the most recent date on which an appraisal
          ----------------
with respect to any parcel of timberland shall have been made, but not more than five years prior to the event for which a determination is being made on the basis of the Appraised Value.

          "Appraised Value" shall mean the fair market value as determined on
          -----------------
an Appraisal Date by a Person satisfactory to the Agents and the Company.

          "Attributable Debt" shall mean, as to any particular lease entered
          -------------------
into after July 15, 1982 under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof, discounted from the respective due dates thereof to such date at a rate equal to the weighted average of the interest rates borne by the securities issued from time to time by the Company under the Indenture, dated as of July 15, 1982, between the Company and Bankers, as Trustee, as amended. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

          "Bank" shall have the meaning specified in the first paragraph of this
          ------
Agreement.

          "Bank Payment Office" shall have the meaning specified in (S)1.4(b).
          ---------------------

          "Bankers" shall mean Bankers Trust Company.
          ---------

          "Base Rate" shall mean on any day the higher of (x) the Prime Lending
          -----------
Rate or (y) the Adjusted Certificate of Deposit Rate.

          "Base Rate Loan" shall mean any Loan which is bearing interest at the
          ----------------
rates provided in (S)1.7(a).

          "Board of Directors" shall mean either the board of directors of the
          --------------------
Company or any duly authorized committee of that board.

          "Borrowing" shall mean the incurrence of one Type of Syndicate Loan
          -----------
from all the Banks, or one Type of Commitment Loan from a Bank, on any given date, having in the case of Fixed Rate Loans the same Interest Period.

          "Business Day" shall mean (i) for all purposes other than as covered
          --------------
by clause (ii) below, any day excluding Saturday, Sunday and any day on which banks in New York City or Chicago are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans and Loans made in an Optional Currency, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market or for trading by and between banks in the relevant Optional Currency, as the case may be.

          "Cabin Bluff Guaranteed Founded Debt" shall mean the principal amount
          -------------------------------------
of the indebtedness (not to exceed $150,000,000 in the aggregate) guaranteed by the Company from time to time pursuant to the Loan and Guaranty Agreement and shall include the obligations of any Subsidiary with respect to the indebtedness so guaranteed.

          "CD Office" shall mean the office of each Bank set forth opposite its
          -----------
name on the signature page of this Agreement under such heading, or if no such office is set forth opposite its name, then its Domestic Office, or such other office as such Bank may specify from time to time.

          "Certificate of Deposit Rate" shall mean the average (rounded upward
          -----------------------------
to the next whole multiple of 1/100 of 1%) of the consensus bid rate determined by each Reference Bank as the bid rates per annum, at 10:00 A.M. (New York time) on the first day of the Interest Period for which such Certificate of Deposit Rate is to be applicable of two or more New York certificate of deposit dealers of recognized standing selected by such Reference Bank for the purchase at face value from such Reference Bank in New York of certificates of deposit in an aggregate amount approximately comparable to the Fixed CD Rate Loan of such Reference Bank to which such Certificate of Deposit Rate is to be applicable and with a maturity equal to such Interest Period, provided that if any Reference Bank fails to provide the Paying Agent with its aforesaid rate, then the Certificate of Deposit Rate shall equal the rate, or average of the rates, provided to the Paying Agent by the other Reference Bank or Reference Banks.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
          ------
time to time.

          "Commissions" shall mean the Commitment Commission and the Facility
          -------------
Fee payable pursuant to (S)1.12.

          "Commitment" shall mean for each Bank the amount specified opposite
          ------------
its name on Schedule II hereto, as such amount may be reduced or increased from time to time pursuant to (SS)1.13 and 1.14.

          "Commitment Loan" shall mean a Loan which is a Base Rate Loan (except
          -----------------
to the extent made pursuant to (S)2.4), a Fixed CD Rate Loan or a Eurodollar Loan that is made pursuant to a Notice of Commitment Borrowing.

          "Company" shall have the meaning specified in the first paragraph of
          ---------
this Agreement.

          "Company's Proportion" shall mean that portion of any Affiliate Debt
          ----------------------
as to which the Company or a Subsidiary has agreed to make an advance to the Affiliate owing same as a loan or as a contribution to the capital of such Affiliate or as a prepayment of the purchase price for any property to be purchased in the future (whether payable to such Affiliate or any creditor of, or lender to, such Affiliate).

          "Company's Share" shall mean with respect to the Net Tangible Assets
          -----------------
of any Affiliate, such portion of such Assets as the equity of such Affiliate owned by the Company and its Subsidiaries is of the total equity of such Affiliate.

          "Consolidated Indebtedness" shall mean the aggregate of all
          ---------------------------
Indebtedness (other than any owned by the Company or any Subsidiary) created, issued, reissued, assumed or guaranteed by the Company or by any Subsidiary, or secured by a lien or charge on or pledge of any property of the Company or a Subsidiary, provided that in any computation of Consolidated Indebtedness there shall be excluded (i) all obligations with respect to which an amount sufficient to discharge the same in full shall have been deposited in trust for the payments thereof and (ii) the Cabin Bluff Guaranteed Funded Debt; provided, however, that if, at the time of any such computation: (x) any portion of the Cabin Bluff Guaranteed Funded Debt may not then be satisfied by the tender of GP(M) Notes as provided in Article IX of the Loan and Guaranty Agreement or (y) the Company is not then able, directly (or indirectly through a Subsidiary) and without being required to obtain the consent or approval of any Person, to cause any portion of the Cabin Bluff Guaranteed Funded Debt to be satisfied by the tender of GP(M) Notes as provided in Article IX of the Loan and Guaranty Agreement upon the occurrence of an "event of default" (as defined in the GP(M) Notes), then there shall be added to Consolidated Indebtedness an amount equal to the portion of the Cabin Bluff Guaranteed Funded Debt described in the foregoing clauses (x) and (y).

          "Consolidated Net Earnings" of the Company for any period shall mean
          ---------------------------
the net earnings of the Company and its Subsidiaries determined in accordance with generally accepted accounting principles on a consolidated basis for such period taken as one accounting period, after all proper charges, including charges for depreciation, depletion, obsolescence, amortization, interest on indebtedness and all taxes, including taxes in respect of income.

          "Consolidated Net Tangible Assets" shall mean the total of all assets
          ----------------------------------
of the Company and its Subsidiaries (excluding any inventory adjustments which state inventories at less than the lower of current cost or market), as shown on a consolidated balance sheet prepared in accordance with generally accepted accounting principles as of a date not more than 60 days prior to the date on which any such determination is being made, but after giving effect to the issuance of the additional Indebtedness with respect to which a determination of Consolidated Net Tangible Assets is being made, plus 75% of the excess of the Appraised Value of all timberlands owned by the Company and its Subsidiaries over the book value thereof and less the sum of the following: (a) the amounts at which intangible assets (such as organization expense, good will, trademarks, brands, trade names, patents and unamortized discount and expense resulting from the issuance of Indebtedness or capital shares) are carried on such balance sheet, (b) the amount of all reserves (other than reserves for deferred income tax and appropriate surplus reserves not set aside for liabilities recognized as such under generally accepted accounting principles) appearing on such balance sheet as non-current liabilities and not otherwise deducted from assets, (c) the amount of all indebtedness and liabilities appearing on such balance sheet other than Indebtedness and share capital, (d) the amount, if any, at which any of the Company's capital shares appear on the asset side of such balance sheet, (e) appropriate adjustment for outstanding stock interests in Subsidiaries (determined in accordance with generally accepted accounting principles) and (f) any surplus resulting from write-up (other than revaluation of timberlands as provided for hereinbefore) subsequent to October 1, 1967 of the book value of any such assets owned on such date resulting from a revaluation thereof subsequent to such date, or any write-up (other than revaluation of timberlands as provided for hereinbefore) in excess of costs of assets acquired subsequent to such date, provided that there shall not be subtracted any surplus resulting from any write-up of the book value of the shares held by the Company of any Affiliate to the value thereof as shown on the books of such Affiliate, if the books of such Affiliate are kept in accordance with generally accepted accounting principles. For purposes of any computation of Consolidated Net Tangible Assets, there shall be excluded the principal amount of the GP Notes; provided, however, that if, at the time of any such computation: (x) any portion of the Cabin Bluff Guaranteed Funded Debt may not then be satisfied by the tender of GP(M) Notes as provided in Article IX of the Loan and Guaranty Agreement or (y) the Company is not then able, directly (or indirectly through a Subsidiary) and without being required to obtain the consent or approval of any Person, to cause any portion of the Cabin Bluff Guaranteed Funded Debt to be satisfied by the tender of GP(M) Notes as provided in Article IX of the Loan and Guaranty Agreement upon the occurrence of an "event of default" (as defined in the GP(M) Notes), then there shall be added to Consolidated Net Tangible Assets an amount equal to (i) the principal amount of the GP(M) Notes then held by Cabin

Bluff Partners (or the Company of any Subsidiary) minus (ii) the portion of the Cabin Bluff Guaranteed Funded Debt which is not described in either of the foregoing clauses (x) or (y).

          "Credit Utilization" shall have the meaning specified in (S)4.2.
           ------------------

          "Debt" shall have the meaning specified in (S)6.1.
           ----

          "Default" shall mean any event, act or condition which with notice or
           -------
lapse of time or both would constitute an Event of Default.

          "Differential" shall mean each of the percentages in excess of the
           ------------
Quoted Rate and Fixed CD Rate referred to in (S)1.7(b) and (S)1.7(c), as the case may be.

          "Discount Rate" for each Bank shall mean the rate for acceptance of
           -------------
drafts or bills determined by such Bank in its sole discretion.

          "Dollar Equivalent" shall mean, with respect to any currency other
           -----------------
than U.S. dollars, the amount of U.S. dollars into which such currency could be converted at the Exchange Rate.

          "Domestic Office" shall mean the office of each Bank set forth
           ---------------
opposite its name on the signature page of this Agreement under such heading, or if only one office is set forth opposite its name, then such office.

          "Effective Date" shall have the meaning specified in (S)4.1.
           --------------

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9)
           ---------------
of ERISA) which together with the Company or a Subsidiary would be deemed to be a member of the same "controlled group" within the meaning of Section 414(b),
(c), (m) and (o) of the Code.

          "Eurodollar Loan" or "Eurodollar Loans" shall mean any Loan or Loans
           ---------------      ----------------
during any period during which such Loan or Loans are bearing interest at the rates provided for in (S)1.7(c).

          "Eurodollar Office" shall mean the office of each Bank set forth
           -----------------
opposite its name on the signature page of this Agreement under such heading, or if only one office is set forth opposite its name, then such office, or such other office as such Bank may specify from time to time.

          "Event of Default" shall mean each of the Events of Default provided
           ----------------
in (S)7.

          "Exchange Rate" shall mean, when converting any amount denominated in
           -------------
a currency other than U.S. dollars into U.S. dollars, the rate quoted by the respective Bank making such Optional Currency Loan at the opening of business in New York, on the date as to which any determination thereof is to be made, for the spot rate at which such currency is offered for sale by such Bank against delivery of U.S. dollars.

          "Exempted Indebtedness" shall mean, as of any particular time, the
           ---------------------
sum of (i) the aggregate principal amount of all then outstanding indebtedness for money borrowed of the Company and Subsidiaries issued, assumed or guaranteed directly or indirectly after July 15, 1982 and secured by any mortgage, security interest, pledge, lien or other encumbrance other than those permitted by
(S)6.1 (without giving effect to the final proviso thereto) and (ii) all Attributable Debt in respect of Sale and and Lease-Back Transactions (as defined in (S)6.4) incurred after July 15, 1982 and at such time outstanding other than that permitted pursuant to (S)6.4 (without giving effect to the proviso thereto).

          "Existing Agreements" shall mean the agreements set forth on Schedule
           -------------------
III hereto.

          "First Chicago" shall mean The First National Bank of Chicago.
           -------------

          "Fixed CD Rate" shall mean with respect to each Interest Period the
           -------------
sum (rounded upward to the nearest 1/100 of 1%) of (A) the rate obtained by dividing (x) the Certificate of Deposit Rate for such Interest Period by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that would be applicable during such Interest Period to a negotiable certificate of deposit in excess of $100,000 and with a maturity equal to such Interest Period of any member bank of the Federal Reserve System, plus (B) the then daily net annual assessment payable by Bankers to the Federal Deposit Insurance Corporation for insuring such certificates of deposit.

          "Fixed CD Rate Loan" or "Fixed CD Rate Loans" shall mean any Loan or
           ------------------      -------------------
Loans during any period during which such Loan or Loans are bearing interest at the rates provided for in (S)1.8(b).

          "Fixed Rate Loans" shall mean the Eurodollar Loans and the Fixed CD
           ----------------
Rate Loans.

          "GP(M) Notes" shall have the meaning assigned to such term in the Loan
           -----------
and Guaranty Agreement.

          "GP Notes" shall have the meaning assigned to such term in the Loan
           --------
and Guaranty Agreement.

          "Indebtedness" shall mean, as to any Person, without duplication, the
           ------------
sum of (i) all obligations of such Person for borrowed money and (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; provided that, unless otherwise provided herein with respect to any Person, Indebtedness shall not be deemed to include (a) any lease regardless of whether or not the lessee has an option to acquire title to the property which is subject to such lease with or without the payment of any consideration upon the exercise thereof, or (b) any agreement (whether with an affiliate or any existing or prospective creditor of, or lender to, such affiliate) to make any advance to any affiliate as a loan or as a contribution to the capital of such affiliate or as a prepayment of the purchase price for any property to be purchased in the future (whether payable to the affiliate or any such creditor or lender), or (c) the indebtedness of or to any affiliate (or in the case of the Company and its Subsidiaries, any Affiliate) and any other intercompany items, or (d) any agreement to purchase timber, whether standing or cut, or to cut and purchase standing timber, regardless of whether such agreement requires payment thereunder by the Company or a Subsidiary prior to and/or without delivery of, or cutting of, such timber, or (e) any reserves or deferred items, including reserves for deferred income taxes. Notwithstanding the foregoing provisions hereof, there shall be included in Indebtedness of the Company or a Subsidiary the appropriately discounted (in accordance with generally accepted financial practices) amount of future payments under leases under which the Company or such Subsidiary is the lessee but only if such leases are required to be capitalized in accordance with generally accepted accounting principles (exclusive of any agreement to purchase timber, whether standing or cut, or to cut and purchase standing timber regardless of whether such agreement requires payment thereunder by the Company or a Subsidiary prior to and/or without delivery of or cutting of such timber). In the event that any amount is included within Indebtedness of the Company or a Subsidiary because of any lease described in the preceding sentence hereof, an amount equal to the book value of the property which is subject to such lease shall be included in any computation of Consolidated Net Tangible Assets.

          "Interest Period" shall have the meaning specified in (S)1.8.
           ---------------

          "Interim Maturity Date" shall mean each date prior to the Termination
           ---------------------
Date on which Syndicate Loans or Commitment Loans mature.

          "Lending Office" shall mean for each Bank the office specified
           --------------
opposite such Bank's name on the signature pages hereof with respect to each Type of Loan, or such other office as such Bank may designate in writing from time to time to the Company and the Paying Agent with respect to such Type of Loan.

          "Loan and Guaranty Agreement" shall mean the Loan and Guaranty
           ---------------------------
Agreement dated as of August 23, 1988 among Cabin Bluff Partners, the Company and Scott Paper Company, as Guarantors, and The Sumitomo Bank, Limited, New York Branch, as the same may be amended or modified from time to time.

          "Loans" shall have the meaning specified in (S)1.1.
           -----

          "Margin Stock" shall have the meaning assigned to such term in
           ------------
Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect.

          "Net Tangible Assets" in the case of an Affiliate shall mean the total
           -------------------
of all assets of such Affiliate and subsidiaries thereof (excluding all intercompany items and any inventory adjustments which state inventories at less than the lower of current cost or market), as shown on a balance sheet prepared in accordance with generally accepted accounting principles as of a date not more than 60 days prior to the date on which such determination is being made less the sum of the following: (a) the amount at which intangible assets (such
----
as organization expense, good will, trademarks, brands, trade names, patents and unamortized discount and expense resulting from the issuance of Funded Debt or shares) are carried on such balance sheet, (b) the amount of all reserves (other than reserves for deferred income tax and appropriated surplus reserves not set aside for liabilities recognized as such under generally accepted accounting principles) appearing on such balance sheet as non-current liabilities and not otherwise deducted from assets, (c) the amount of all indebtedness and liabilities appearing on such balance sheet other than Indebtedness and share capital, (d) the amount, if any, at which any of the Company's shares appear on the asset side of such balance sheet, (e) appropriate adjustment for outstanding stock interests not owned by such Affiliate or subsidiaries thereof in subsidiaries of such Affiliate, (f) any surplus resulting from any write-up subsequent to October 1, 1967 of the book value of any of such assets owned on any such date resulting from a revaluation thereof subsequent to such date, or any write-up in excess of costs of assets acquired subsequent to such date and
(g) in the case of Cabin Bluff Partners, the principal amount of the GP Notes.

          "Notes" shall have the meaning specified in (S)1.5.
           -----

          "Notice of Borrowing" shall mean a Notice of Syndicate Borrowing or a
           -------------------
Notice of Commitment Borrowing.

          "Notice of Commitment Borrowing" shall have the meaning specified in
           ------------------------------
(S)1.3(b).

          "Notice of Syndicate Borrowing" shall have the meaning specified in
           -----------------------------
(Sec.)1.3(a).

          "Notice Office" shall mean (i) with respect to any Syndicate Loan, the
           -------------
office of the Paying Agent located at One First National Plaza, Chicago, Illinois, or such other office of the Paying Agent as the Paying Agent may designate in writing to the Company and the other Banks, and (ii) with respect to any Commitment Loan, the office of the Bank making such Commitment Loan specified opposite its signature hereto or at such other office of such Bank as such Bank may designate in writing to the Company from time to time.

          "Optional Currency" shall mean any currency other than U.S. dollars.
           -----------------

          "Outstanding Utilization" shall mean at any time the sum of the
           -----------------------
outstanding principal amount (including the Dollar Equivalent of Loans made in an Optional Currency determined at the Exchange Rate in effect on the date such Loan is made) of all Loans (including Special Facility Loans) and the outstanding Principal Component of all Acceptances; the Outstanding Utilization of any Bank shall mean at any time the sum of the outstanding principal amount (including the Dollar Equivalent of Loans made in an Optional Currency determined at the Exchange Rate in effect on the date such Loan is made) of Loans (other than Special Facility Loans) made by such Bank and the outstanding Principal Component of Acceptances discounted by such Bank and such Bank's pro rata share of outstanding Special Facility Loans (including the Dollar Equivalent of Special Facility Loans made in an Optional Currency determined at the Exchange Rate in effect on the date such Loan is made).

          "Payment Agent" shall mean First Chicago, provided that if First
           ------------
Chicago shall cease to constitute a Bank hereunder, Bankers shall become the Paying Agent.

          "Payment Office" shall mean the office of the Paying Agent located at
           -------------
One First National Plaza, Chicago, Illinois, or such other office of the Paying Agent as the Paying Agent may designate in writing to the Company and the other Banks.

          "Person" shall mean and include any person, firm, corporation,
           ------
association, trust or other enterprise or any governmental or political subdivision or agency, department or instrumentality thereof.

          "Plan" shall mean any multiemployer or single-employer plan as defined
           ----
in Section 4001 of ERISA, which is maintained, or at any time during the five calendar years preceding the date of this Agreement was maintained for employees of the Company or a Subsidiary or an ERISA Affiliate.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established
           ----
pursuant to Section 4002 of ERISA, or any successor thereto.

          "Prime Lending Rate" shall mean the rate which Bankers announces from
           ------------------
time to time at its principal office as its prime lending rate; any change of interest resulting from a change in the Prime Lending Rate shall be effective on the effective date of each change therein.

          "Principal Component" shall mean the face amount of an Acceptance less
           -------------------
the discount incurred in respect thereof.

          "Principal Property" shall mean (i) any paperboard, paper or pulp
           ------------------
mill or any paper converting plant or foundry or any other manufacturing plant or facility located within the United States of America or Canada of the Company or any Subsidiary except any such plant or facility which the Board of Directors by resolution declares is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety and (ii) any timber or timberlands of the Company or any Subsidiary.

          "Quoted Rate"  shall mean the average of the offered quotation to
           -----------
first class banks in the interbank Eurodollar market by each of the Reference Banks for U.S. dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of such Reference Bank as to which a Quoted Rate determined with reference to such offered rate will apply with maturities comparable to the Interest Period for which such Quoted Rate will apply as of 10:00 A.M. (New York time) two Business Days prior to the commencement of such Interest Period, without any addition to such offered quote to give effect to the reserve requirements established for Eurodollar transactions by Regulation D, provided that, if any Reference Bank fails to provide the Paying Agent with its aforesaid quotation, then the Quoted Rate shall be based on the quotation or quotations provided to the Paying Agent by the other Reference Bank or Reference Banks.

          "Reference Banks" shall mean Bankers, First Chicago and Morgan
           ---------------
Guaranty Trust Company of New York.

          "Regulation D" shall mean Regulation D of the Board of Governors of
           ------------
the Federal Reserve System as from time to time in effect or any successor to all or a portion thereof establishing reserve requirements.

          "Reportable Event" shall mean an event described in Section 4043(b) of
           ----------------
ERISA with respect to a Plan as to which the notice requirement has not been waived by the PBGC.

          "Required Banks"  shall mean (i) for all purposes of this Agreement
           --------------
other than (Sec.)7 and prior to the Termination Date for all Banks, Banks with Commitments aggregating at least 66 2/3% of the Total Commitments, (ii) solely for purposes of (Sec.)7 of this Agreement and prior to the Termination Date for all Banks, either (x) Banks with Commitments aggregating at least 66 2/3% of the Total Commitments or (y) Banks with Commitments and Qualified Loans (as defined in the next sentence) aggregating at least 66 2/3% of the Total Commitments and
(iii) on and after the Termination Date for all Banks, the holders of Notes theb outstanding principal amount of which aggregate at least 66 2/3% of the aggregate outstanding principal amount of all Notes. The "Qualified Loans" of any Bank shall mean the amount by which (i) the outstanding principal amount of Loans by such Bank (including Special Facility Loans) calculated, in the case of Loans made in Optional Currencies, on the basis of the Exchange Rate on the date the Loan is made, plus the Principal Component of all outstanding Acceptances by such Bank, exceeds (ii) the Commitment of such Bank.

          "Restricted Margin Stock" shall mean at the time of determination
           -----------------------
thereof, all of the Margin Stock owned by the Company to the extent the value of such Margin Stock does not exceed 25% of the value of the consolidated total assets of the Company and its Subsidiaries subject to the provisions of (Sec.)6.

          "Roll-Over Borrowing" shall mean a Borrowing wherein the aggregate
           -------------------
principal amount of the Interim Syndicate Loans being incurred equals or is less than the aggregate principal amount of the Interim Syndicate Loans maturing on the date of such Borrowing.

          "Significant Subsidiary" shall mean the Subsidiaries listed in the
           ----------------------
appropriate exhibit to the Company's Annual Report on Form 10-K most recently filed with the United States Securities and Exchange Commission.

          "Special Facility Loan" shall mean any Loan bearing interest at the
           ---------------------
rates provided in (Sec.)2.

          "Special Rate" for each Bank shall mean the rate of interest
           -------------
determined by such Bank in its sole discretion to be applicable to a Special Facility Loan for a specified Interest Period.

          "Subsidiary" shall mean any company in which the Company and its
           -----------
Subsidiaries now have or may hereafter acquire an aggregate of at least 90% of the voting stock, provided that the term "Subsidiary" shall not include any company which the Chairman of the Board or the President of the Company has designated as an "Unrestricted Company" by 30 days, written notice to the Banks; provided, however, that in no event shall the aggregate of all investments, loans and advances made by the Company and its Subsidiaries, on a consolidated basis, in Unrestricted Companies exceed at any one time outstanding $250,000,000; and such Unrestricted Company shall not thereafter be deemed a "Subsidiary" under this Agreement until 30 days after the giving of written notice by the Company to the Banks of a date (a) which occurred within the 10 day period ending with the date upon which such notice is given, (b) which has been fixed by the Chairman of the Board of the President of the Company as the date upon which such company shall no longer be an Unrestricted Company and (c) which is a date upon which all of the Funded Debt of such company would have been permitted to be incurred under this Agreement if such Company was a Subsidiary. On the date hereof Mead Leasing Company, M-B Pulp Company, Mead Timber Company, R. Corp., Mead Reco, Inc., Mead Reinsurance Corporation, Adena Syndicate, Ltd., Westbury Reinsurance Limited, Mead Holdings S.A. and Mead Reassurance S.A. constitute the only Unrestricted Companies.

          "Syndicate Loan" shall mean a Loan which is a Base Rate Loan (except
           --------------
to the extent made pursuant to (Sec.)2.4), a Fixed CD Rate Loan or a Eurodollar Loan and which is not a Commitment Loan, Special Facility Loan or Acceptance.

          "Termination Date" shall mean (i) with respect to any Bank, the
           ----------------
earlier of (A) the fourth anniversary of the date (the "Notice Date") specified in a notice delivered by such Bank to the Company and the Paying Agent on, or not more than 30 days prior to, such Notice Date, to the effect that such Bank will terminate its Commitment in full effective on such fourth anniversary, provided that no Termination date pursuant to this clause (A) shall occur prior to November 15, 1993, and (B) the date upon which the Company has terminated the Commitment of such Bank pursuant to (Sec.)1.13, and (ii) with respect to all the Banks, the date upon which the Total Commitment is terminated by the Company pursuant to (Sec.)1.13 or by all Banks pursuant to clause (i) of this definition.

          "Total Commitments" shall mean at any time the aggregate of all the
           -----------------
Commitments of all the Banks.

          "Type" shall mean any kind of Loan, i.e., whether such Loan is a Base
           ----
Rate Loan, a Fixed CD Rate Loan or a Eurodollar Loan.

          "Unutilized Commitment" shall mean, at any time for any Bank, an
           ---------------------
amount equal to the Commitment of such Bank less the sum of (i) outstanding principal amount of Loans (including Special Facility Loans) calculated, in the case of Loans made in an Optional Currencies, on the basis of the Exchange Rate in effect on the date such Loan is made, and (ii) the outstanding Principal Component of all Acceptances discounted by such Bank.

          "Unfunded Current Liability" of any Plan means the amount, if any, by
           --------------------------
which the present value of the accrued vested benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

          "Unrestricted Margin Stock" shall mean all of the Margin Stock owned
           -------------------------
by the Company and its Subsidiaries which is not Restricted Margin Stock.

          "written" or "in writing" shall mean any form of written communication
           -------         -------
or a communication by means of telex, telecopier device, telegraph or cable.

          10.2 Accounting Principles; Computations. (a) Except as otherwise
               -----------------------------------
specifically provided herein, all statements to be prepared and determinations to be made under this Agreement, including (without limitation) those pursuant to (Sec.)5, shall be prepared and made in accordance with generally accepted accounting principles applied on a basis consistent with the accounting principles reflected in the audited consolidated financial statements of the Company and its Subsidiaries for the most recent fiscal year. All calculations and computations determined in compliance with (Sec.)6 shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in (Sec.)8.1.

          (b) All computations of interest and Commissions hereunder shall be made on the actual number of days elapsed over a year of 365 or 366 days, as the case may be, provided that interest in respect of Fixed Rate Loans and Special Facility Loans and the Discount Rate in respect of Acceptances shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

          10.3 Exercise of Rights. Neither the failure nor delay on the part of
           -----------------------
any of the Banks or any holder of a Note to exercise any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Banks and the holders of the Notes would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Banks and the holders of the Notes to any other or further action in any circumstances without notice or demand.

          10.4 Amendment and Waiver. With the prior written consent of the
               --------------------
Required Banks and the Company any provision of this Agreement may be amended, waived, supplemented, restated, discharged or terminated; except that the written consent of the Company, all of the Banks and each holder of a Note shall be required: (i) to extend the final maturity of any Loan or Note, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof, or, except as provided in (Sec.)1.14, increase the Commitment of any Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment of any Bank), (ii) to amend, modify or waive any provision of this Section, or (Secs.)9.5, 10.2(b), 10.5, 10.6, 10.12, or 10.13 or (iii) to
reduce the percentage specified in the definition of Required Banks.

          10.5 Expenses. The Company shall pay all reasonable out-of-pocket
               --------
expenses (x) of the Agents incurred in connection with the development, preparation, execution, delivery, enforcement and administration of this Agreement and any and all agreements supplementary hereto and the Notes and the making and repayment of the Loans and the payment of interest, including, without limitation, the reasonable fees and expenses of White & Case, special counsel for the Banks and (y) of each Bank incurred in connection with the enforcement of any of the foregoing, including, without limitation, the reasonable fees and expenses of any counsel for any of the Banks (who may be employees of such Bank). In addition, the Company agrees to pay, and to save the Agents and the Banks harmless from all liability for, any stamp or other documentary taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, the issuance of the Notes, or the creation of Acceptances or of any other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. The Company agrees to indemnify, defend and hold the Agents and each of the Banks harmless from and against any and all liability (including, without limitation, interest, penalties and all reasonable attorneys' fees) to which either Agent or any of the Banks may become subject insofar as such liability arises out of or is based upon a suit or proceeding or governmental action brought or taken in connection with the use of the proceeds of the loans to acquire the stock or assets of any Person, whether such Agent or such Bank is a party thereto or is otherwise required to respond thereto, provided that the Company shall not be liable hereunder with respect to claims directly arising out of (i) any settlement made without its consent, which consent will not unreasonably be withheld, (ii) any proceeding brought against such Agent or such Bank by a security holder of such Agent or such Bank based upon rights afforded such security holder solely in its capacity as such, and (iii) the gross negligence or wilful misconduct of such Agent or such Bank. All obligations provided for in this (Sec.)10.5 shall survive any termination of this Agreement.

          Section 10.6. Benefit of Agreement. (a) This Agreement shall be
                        --------------------
binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Company may not assign or transfer any of its interest hereunder without the prior written consent of each Bank.

          (b) Any Bank may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Bank, provided that the Company shall not be liable for any increased cost or taxes or other identified liabilities that a Bank may incur as a result of any transfer by such Bank of any Type of Loans from the office where initially maintained. For the purposes of this clause (b), "Affiliate" shall mean, with respect to any Bank, any other Person (i) directly or indirectly controlling (including, but not limited to, all directors and officers of such Bank), controlled by, or under direct or indirect common control with, such Bank or
(ii) that directly or indirectly owns more than 5% of the voting securities of such Bank. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          (c) No Bank may assign its rights and its obligations under this Agreement, and no Bank may sell participations in all or any part of any Loan or Loans made by it or its Commitment or any other interest herein or in its Note, except in either case upon notice to the Company and each Agent and with the prior written consent of the Company, which consent shall be given in the sole discretion of the Company. In the case of an assignment consented to by the Company, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would have if it were a Bank hereunder and the holder of a Note. In the case of a participation consented to by the Company, the participant shall not have any rights under this Agreement or any Note or any other document delivered in connection herewith (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Company under (Secs.)1.9, 1.10 and 3.4 hereof shall be determined as if such Bank had not sold such participation.

          10.7 Descriptive Headings. The descriptive headings of the various
               --------------------
provisions of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

          10.8 Notices, Requests, Demands. All notices, requests, demands or
               --------------------------
other communications to or upon the respective parties hereto shall be deemed to have been given or made three days after having been deposited in the mails, postage prepaid, or, in the case of telex or telegraphic notice, when delivered to the telex or telegraph company, or in the case of telex or telecopier notice sent over a telex or a telecopier machine owned or operated by a party hereto, when sent, addressed to the Company, the Agents or the Banks, as the case may be, at their respective addresses shown opposite their signatures hereto or at such other address as any of the parties hereto may hereafter specify in writing to the others, except that any communication with respect to a change of address shall be deemed to be given or made when received by the party to whom such communication was sent. No other method of giving notice is hereby precluded.

          10.9 Survival of Representations and Warranties. All representations
               ------------------------------------------
and warranties contained herein or otherwise made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

          10.10 Governing Law; Submission to Jurisdiction. (a) THIS AGREEMENT
                -----------------------------------------
AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, AND UNDER THE NOTES SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any Note may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Company hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts in connection with such legal action or proceeding. The Company further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Agent, any Bank or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

          (b) The Company hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any Note brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          10.11 Counterparts. This Agreement may be executed in any number of
                ------------
copies, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument. Complete counterparts of this Agreement shall be lodged with the Company and the Agents and each Bank shall receive an executed counterpart of this Agreement executed by the Company and the Agents.

          10.12 Right of Setoff. In addition to any rights now or hereafter
                ---------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Bank (including without limitation by branches and agencies of such Bank wherever located) to or for the credit or the account of the Company against and on account of the obligations and liabilities of the Company to such Bank under this Agreement, the Notes and the Acceptances, including, without limitation, all interests, in obligations purchased by such Bank pursuant to Section 10.13, and all other claims of any nature or description arising out of or connected with this Agreement, the Notes and the Acceptances, irrespective of whether or not such Bank shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          10.13 Proration of Excess Payments. The Banks agree among themselves
                ----------------------------
that, with respect to all amounts received by them which are applicable to the payment of principal of or interest on the Notes and Acceptances, equitable adjustment will be made so that, in effect, all such amounts will be shared ratably among the Banks on the basis of the amounts then owed and due to each of them in respect of such obligation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or bankers, lien, by counterclaim or cross action, under or pursuant to this Agreement, the Notes or otherwise. Each of the Banks agrees that if it should receive any payment on its Notes of a sum or sums in excess of its pro rata portion, then
                                                       --------
the Bank receiving such excess payment shall purchase for cash from the other Banks an interest in the Notes of such Banks in such amount as shall result in a ratable participation by each of the Banks in the aggregate unpaid amount of all outstanding Notes then held by all of the Banks. If all or any portion of such excess payment is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          10.14 Judgment Currency.  If for the purposes of obtaining or
                -----------------
enforcing a judgment in any court with respect to any obligation of the Company to any Bank hereunder or under any Note it becomes necessary to convert any amount due hereunder or under such Note in one currency (the "first currency") into another currency (the "second currency"), then such conversion shall be made at the buying spot rate of exchange for which the respective Bank would purchase the first currency with the second currency at the close of business on the day before the day on which the judgment is given at the place where such court is located, of which rate of exchange such Bank shall notify the Company. If there is a change in such rate of exchange prevailing between the day before the day on which the judgment is given and the date of payment thereof, the Company agrees to pay such additional amounts (if any) as may be necessary to insure that the amount paid on such date is the amount in the second currency which, when converted into the first currency at such rate of exchange in effect on the date of payment, is the amount then due under this Agreement or under such Note in the first currency. Any amount due under this Section 10.14 will be due as a separate debt and shall not be affected by or merged into any judgment being obtained for any other sums due under or in respect of the loans. In no event, however, shall the Company be required to pay more in the first currency at such rate of exchange when payment is made than the amount of the first currency stated to be due hereunder or under such Note, so that in any event the Company's obligations hereunder and under the Notes will be effectively maintained as obligations in the first currency.

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

Courthouse Plaza Northeast           THE MEAD CORPORATION
Dayton, Ohio  45463
Telephone No.: 513-222-6323
Telecopy No.: 513-228-5555           By: W. A. ENOUEN
Telex No.: 288033                        Senior Vice President
Attention: Treasurer                     and Chief Financial Officer

280 Park Avenue, 14M                 BANKERS TRUST COMPANY,
New York, New York  10017               Individually and as Agent
Telephone No.: 212-850-3582
Telecopy No.: 212-850-2605           By: RAYMOND S. MILLER
                                         Managing Director
Attention: Mark A. Attarian

One First National Plaza             THE FIRST NATIONAL BANK OF
Suite 0088                              CHICAGO, Individually and as Agent
Chicago, Illinois 60670
Telephone No.: 312-732-6246
Telecopy No.: 312-732-4840
Telex No.: 190201 Answerback:        By: ROBERT L. JACKSON
  FNBC UT                                Vice President
Attention: Dennis E. Degen

Domestic Office                      MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK, Individually and as Agent
60 Wall Street
New York, New York  10260
Telephone No.: 212-483-2323          By: ROBERT ELLIOTT
Telecopy No.: 212-837-5008               Vice President
Telex No.: 232194
Attention: Robert Elliott

399 Park Avenue                      CITIBANK, N.A.
New York, New York  10022
Telephone No.: 212-559-8324
Telecopy No.: 212-308-1830           By: JAMES P. LYDON
Telex No.: 4312033                       Vice President
Attention: James Lydon

Two First National Plaza             AMSTERDAM-ROTTERDAM BANK N.V.
20 South Clark Street
Suite 500
Chicago, Illinois  60603             By: JAMES A. RAFF
Telephone No.: 312-641-2676              Vice President
Telecopy No.: 312-641-2677
Telex No.: 203042                    By: THOMAS A. BYRON
Attention: Tom Byron                     Senior Vice President

New York Branch                      DEUTSCHE BANK AG
31 West 52nd Street                  New York/Cayman Islands Branch
New York, New York  10019
Telephone No.: 212-474-8000
Telecopy No.: 212-474-8212           By: MARTIN E. RAY
Telex No.: 177747 or 428360              Assistant Vice President
Attention: Mr. Nikita Rossinsky
                                     By: DETLEV STAECKER
                                         Executive Vice President

Domestic Office                      NATIONAL WESTMINSTER BANK, PLC
Suite 1130
33 North Dearborn Street
Chicago, Illinois  60602-3105        By: ANDY OBBARD
Telephone No.: 312-621-1500              Vice President
Telecopy No.: 312-621-1564
Telex No.: 256150
Attention: Andy Obbard

The Equitable Tower                  BANQUE PARIBAS
787 Seventh Avenue
New York, New York  10019
Telephone No.: 212-841-2000          By: STANLEY BERKMAN
Telecopy No.: 212-265-9056               Vice President
Telex No.: WU 640149
Attention: Stanley Berkman           By: MARY FINNEGAN
           Mary Finnegan                 Assistant Vice President


Domestic Office                      THE BANK OF NOVA SCOTIA
Atlanta Agency
55 Park Place, Suite 650
Atlanta, Georgia 30303               By: F. C. H. ASHBY
Telephone No.: 404-581-0807              Senior Assistant Agent
Telecopy No.: 404-525-3833
Telex No.: 00542319
Attention: C. Ashby
Eurodollar Lending Office-Nassau
Corporate Branch c/o Atlanta Agency

New York Branch                      SWISS BANK CORPORATION
Box 395 Church Street Station
New York, New York  10008
Telephone No.: 212-574-3526          By: TERRENCE P. SWEENEY
Telecopy No.: 212-574-3852               Vice President
Telex No.: RCA 232432-33
Attention: Mark Sheetz

611 Woodward                         NATIONAL BANK OF DETROIT
Detroit, Michigan  48226
Telephone No.: 313-225-2523
Telecopy No.: 313-225-1671           By: MARITA GROBBEL
Telex No.: 4320060                       Vice President
Attention: Marita Grobbel

One World Trade Center               THE SUMITOMO BANK, LIMITED
Suite 9651                           NEW YORK BRANCH
New York, New York  10048
Telephone No.: 212-553-0100
Telecopy No.: 212-524-0612           By: C. MICHAEL GARRIDO
Telex No.: 125790                        Vice President
Attention: C. Michael Garrido

225 West Washington Street           WESTPAC BANKING CORPORATION
Chicago, Illinois  60606
Telephone No.: 312-630-0170
Telecopy No.: 312-332-3527           By: PHILIP DEROZIERE
Telex No.: 210103                        Vice President
Attention: Karin Janowski

30 South Wacker Drive                UNION BANK OF SWITZERLAND
Chicago, Illinois  60606
Telephone No.: 312-993-5400
Telecopy No.: 312-993-5530           By: DAVID M. DANHAUER
Telex No.: 253674                        Vice President
Attention: David Danhauer
                                     By: ROBERT R. REUTER
                                         Vice President

301 North Main Street                WACHOVIA BANK AND TRUST CO., N.A.
Winston-Salem, North Carolina 27103
Telephone No.: 919-770-4194
Telecopy No.: 919-770-6136           By: MARK C. FLATIN
Telex No.: 440585                        Vice President
Attention: Mark Flatin

1111 East Main Street                SOVRAN BANK, N.A.
Richmond, Virginia  23219
Telephone No.: 804-788-2000
Telecopy No.: 804-788-6954           By: JOHN D. STAKEL
Telex No.: 823468                        Assistant Vice President
Attention: John D. Stakel

National Banking Department
1900 Fifth Avenue North              AMSOUTH BANK, N.A.
Birmingham, Alabama 35203
Telephone No.: 205-326-5075
Telecopy No.: 205-326-5601           By: ROBERT C. COFIELD, JR.
Telex No.: 6827189                       Assistant Vice President
Attention: Robert C. Cofield, Jr.

425 Walnut Street                    STAR BANK, N.A., CINCINNATI
Cincinnati, Ohio 45202
Telephone No.: 513-632-4028
Telecopy No.: 513-632-2068           By: WAYNE J. SHIRCLIFF
Telex No.: 214515                        Senior Vice President
Attention: Carol Browning

                                                                       EXHIBIT A


                                     NOTE

                                                              New York, New York
                                                              ___________, 19___

     THE MEAD CORPORATION, an Ohio corporation (the "Company"), FOR VALUE RECEIVED, hereby promises to pay to the order of _________ (the "Payee") at the office of The First National Bank of Chicago located at One First National Plaza, Chicago, Illinois, the principal amount of each Loan made pursuant to, and as defined in, the Agreement referred to below on the last day of the Interest Period (as defined in the Agreement) applicable thereto or if less, the aggregate unpaid principal amount of the Loans made pursuant to the Agreement, in lawful money of ______________________________________________ (in __________
funds), provided that all Commitment Loans and Special Facility Loans (each as defined in the Agreement) evidenced hereby shall be payable at the office of the Payee located at _______________________________.

     The Company promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates per annum which shall be determined in accordance with the provisions of 1.7 and 2 of the Credit Agreement (as the same may be amended or modified from time to time, the "Agreement"), dated as of November 15, 1989, among the Company, the Payee and the other banks party thereto, said interest to be payable at the times provided for in the Agreement.

     This Note evidences all Special Facility Loans, including all Loans made in an Optional Currency (as defined in the Agreement). The principal and interest of all Loans made in an Optional Currency evidenced hereby shall be payable in the Optional Currency (as defined in the Agreement) in which made and in the amount in which made, whether or not the Dollar Equivalent (as defined in the Agreement) of any such Loan, together with all other Loans evidenced hereby, shall from time to time exceed the amount hereof.

     This Note is one of the Notes referred to in the Agreement and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or in part, as specified in the Agreement. In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

     The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

     This Note shall be construed in accordance with and be governed by the law of the State of New York.

                                             THE MEAD CORPORATION



                                             By ___________________
                                             Title:

                                                                SCHEDULE I
                                                                ----------
                                                                (to Exhibit A)


                          LOAN AND REPAYMENT SCHEDULE





                                     Amount of        Unpaid
                 Amount and          Principal       Principal       Notation
Date            Type of Loan         Repayment        Balance         Made by
----            ------------         ---------       ---------       --------

                                                                       EXHIBIT B
                                                                       ---------

                         OPINION OF COMPANY'S COUNSEL

     The opinion of ____________________________________________, counsel to the
Company, referred to in Section 4.1(e) of the Agreement to which this Exhibit is annexed shall be to the effect that:

     1. The Company is a duly organized and existing Ohio corporation in good standing in Ohio.

     2. The Company has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Agreement, the Acceptances and the Notes and has taken all necessary corporate action to authorize the execution and delivery of the Agreement, the Acceptances and the Notes and the borrowings under the Agreement.

     3. The Agreement and the Notes constitute, and each of the Acceptances when executed and delivered pursuant to the Agreement will constitute, the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors' rights and except that the enforceability of the Company's obligations under the Agreement, the Acceptances and the Notes is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4. The making of the Agreement and compliance with its terms and the issuance of the Notes and the creation of Acceptances as contemplated therein will not violate any provision of applicable law or of the Company's Amended Articles of Incorporation or Regulations and will not result in a breach of any of the terms and conditions of or result in the imposition of any lien, charge or encumbrance upon any property of the Company pursuant to, or constitute a default under, any indenture or other agreement or instrument known to such counsel under which the Company is a party or is obligated, the Company's Amended Articles of Incorporation or Regulations or any law or any order, rule, regulation, writ, injunction or decree known to such counsel of any government, governmental instrumentality or court having jurisdiction over the Company or its property.

     5. No authorization, approval, consent, permit, license or order of any federal, state or local government or agency thereof is required for the execution, delivery or performance of the Agreement, the Acceptances or the Notes.

     6. Except as set forth in the Company's Form 10-K for the period ended December 31, ______, and the Company's Form 10-Q for the quarter[s] ended _________, each of which has been previously delivered to you, as to which such counsel is not called upon to render an opinion, there is, to such counsel's knowledge, no litigation or proceeding pending or threatened against or affecting either the Company or any of its present Subsidiaries or Affiliates in which the possible liability, if any, would have a material adverse effect on the consolidated financial condition of the Company and its Subsidiaries taken as a whole.

                                                                      SCHEDULE I


         A.   INDEBTEDNESS PERCENTAGE ($000)
              -----------------------------

A(1)  Funded Debt
                                                                        -------
A(2)  Sum of (S)6.2(d)(i),
      (ii) and (iii) Assets
                                                                        -------
A(3)  Indebtedness Percentage                                                 %
                                                                        =======

                         B.  ADDITIONAL DEBT CAPACITY
                             ------------------------

B(1)  Present Sum of (S)6.2(d)(i),
      (ii) and (iii) Assets
                                                                        -------
B(2)  Percentage of Test                                                   0.60
                                                                        -------
B(3)  Test Percent of Sum of
      (S)6.2(d)(i), (ii) and
      (iii) Assets                                                      -------
B(4)  Less: Present Funded Debt
                                                                        -------

B(5)  Subtotal
                                                                        -------
B(6)  Factor of Test                                                       2.50
                                                                        -------
B(7)  Additional Debt Capacity
      (assuming such additional                                         -------
      debt is invested in (S)6.2(d)(i)
      and (ii) assets)

                  C.  POSSIBLE REDUCTION IN (S)6.2(d) ASSETS
                      --------------------------------------
C(1)  Debt
                                                                        -------
C(2)  Percentage of Test                                                   0.60
                                                                        -------
C(3)  Adjusted Debt
                                                                        -------
C(4)  Sum of (S)6.2(d)(i), (ii)
      and (iii) Assets
C(5)  Less: Adjusted Debt                                               -------
                                                                        -------
C(6)  Possible Reduction in
      (S)6.2(d)(i), (ii) and
      (iii) Assets
                                                                        =======

                                                                   SCHEDULE II

          BANK                                                     COMMITMENT
          ----                                                     ----------
                                                                   (Thousands of
                                                                    Dollars)
Bankers Trust Company                                               $     50,000
The First National Bank of Chicago                                        50,000
Morgan Guaranty Trust Company of New York                                 50,000
Citibank, N.A.                                                            40,000
Amsterdam-Rotterdam Bank N.V.                                             40,000
Deutsche Bank AG                                                          40,000
National Westminster Bank, PLC                                            40,000
Banque Paribas                                                            40,000
The Bank of Nova Scotia                                                   40,000
Swiss Bank Corporation                                                    40,000
National Bank of Detroit                                                  40,000
The Sumitomo Bank, Limited                                                40,000
Westpac Banking Corporation                                               40,000
Union Bank of Switzerland                                                 30,000
Wachovia Bank and Trust Co., N.A.                                         25,000
Sovran Bank, N.A.                                                         25,000
Amsouth Bank, N.A.                                                        10,000
Star Bank, N.A., Cincinnati                                               10,000

              Total Commitments                                     $650,000,000
                                                                    ============

                                                                    SCHEDULE III

                              EXISTING AGREEMENTS
                              -------------------

1. Credit Agreement, dated as of December 31, 1987, as amended by a First Amendment dated as of December 1, 1988, between The Mead Corporation, the banks named therein and Bankers Trust Company and The First National Bank of Chicago, as agents.

2. Credit Agreement, dated as of December 31, 1987, as amended by a First Amendment dated as of March 1, 1988 and a Second Amendment dated as of December 1, 1988, between The Mead Corporation, the banks named therein and Morgan Guaranty Trust Company of New York, as agent.

     THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of November 30, 1991, among THE MEAD CORPORATION, an Ohio corporation (the "Company"), the banks listed on the signature page hereto (each a "Bank" and collectively, the "Banks") and BANKERS TRUST COMPANY, THE FIRST NATIONAL BANK OF CHICAGO and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Co-Agents for the Banks (in such capacity, each an "Agent" and together, the "Agents").

                                  WITNESSETH:

     WHEREAS, the Banks, the Agents and the Company entered into a Credit Agreement, dated as of November 15, 1989 (the "1989 Credit Agreement"); and

     WHEREAS, the Banks, the Agents and the Company desire to amend the 1989 Credit Agreement as herein provided;

     NOW, THEREFORE, it is agreed:

     1. The following errors in the 1989 Credit Agreement are hereby corrected as follows:

                                                              Words Replacing
          Section/Reference           Deleted Words           Deleted Words
          -----------------           -------------           -------------
               1.9(a),                "(S) 1.10(b)"           "(S) 1.9(b)"
                 last sentence

               1.13,                  "in the event that      "in the event
                 eleventh and         such Bank"              that such Bank"
                 twelfth lines                                is inserted
                                                              following
                                                              "(A)," "(B),"
                                                              "(C)" and "(D)"

                5.1(e)                "Funded Debt"           "Indebtedness"

                5.1(g),               "which"                 "(which"
                  second line

                6.1,                  "required"              "acquired"
                  tenth line

                Schedule I, A(1)       "Funded Debt"          "Indebtedness"
                  and B(4)

     2. The definition of "Termination Date" in Section 10.1 of the 1989 Credit Agreement is hereby rewritten in full as follows:

          "'Termination Date' shall mean the earlier of (i) November 30, 1995,
          -------------------
          or (ii) the date on which the Company has terminated a Bank's Commitment or the Total Commitment, as the case may be, pursuant to
          Section 1.13; unless prior to November 30, 1995, the Banks and the Company shall have agreed to revise Section 1.7 (Interest) and 1.12
          (Fees) in a manner satisfactory to each Bank and the Company, and to extend or otherwise restructure the date or dates for termination of Commitments. The Banks and the Company agree to use good faith efforts to negotiate such sections and termination dates prior to November 30, 1995, provided that the failure to reach any agreement on such sections and termination dates shall not be cause or reason to extend the Termination Date beyond November 30, 1995."

     3. In Section 1.14, the phrase "or in the event that any Bank delivers a notice of termination of its Commitment pursuant to clause (i) (A) of the definition of 'Termination Date' in this Agreement" is hereby deleted.

     4. This Amendment No. 1 shall be effective when executed by the Company and the Required Banks (as defined in the 1989 Credit Agreement). Except as modified hereby, the 1989 Credit Agreement is ratified and confirmed in all respects and remains in full force and effect. All references to the "Agreement" in the 1989 Credit Agreement shall include and mean the 1989 Credit Agreement as amended hereby.

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment No. 1 to be duly executed and delivered as of the date first above written.

                                        THE MEAD CORPORATION

                                        By: /s/ W. D. Bloebaum, Jr.
                                            -------------------------------
                                           Name: W. D. Bloebaum, Jr.
                                                ---------------------------
                                           Title: Treasurer
                                                 -------------------------

                                        BANKERS TRUST COMPANY,
                                        Individually and as Agent

                                        By: /s/ Michael V. Stiglianese
                                            -------------------------------
                                           Name: Michael V. Stiglianese
                                                ---------------------------
                                           Title: Vice President
                                                 -------------------------

                                        THE FIRST NATIONAL BANK OF
                                          CHICAGO,
                                        Individually and as Agent

                                        By: /s/ Robert L. Jackson
                                            ------------------------------------
                                            Name: Robert L. Jackson
                                                 -------------------------------
                                            Title: Vice President
                                                  ------------------------------

                                        MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK,
                                        Individually and as Agent

                                        By: /s/ Robert C. Elliott
                                            ------------------------------------
                                            Name: Robert C. Elliott
                                                 -------------------------------
                                            Title: Vice President
                                                  ------------------------------


                                        CITIBANK, N.A.

                                        By: /s/ Tylene J. Elliott
                                            ------------------------------------
                                            Name: Tylene J. Elliott
                                                 -------------------------------
                                            Title: Vice President
                                                  ------------------------------

                                        ABN AMRO BANK N.V.
                                        (formerly AMSTERDAM-ROTTERDAM BANK N.V.)

                                        By: /s/ Dennis F. Lennon
                                            ------------------------------------
                                            Name: Dennis F. Lennon
                                                 -------------------------------
                                            Title: Vice President
                                                  ------------------------------

                                        By: /s/ J. M. Janovsky
                                            ------------------------------------
                                            Name: J. M. Janovsky
                                                 -------------------------------
                                            Title: Vice President
                                                  ------------------------------

                                        DEUTSCHE BANK AG
                                        New York/Cayman Islands Branch

                                        By: /s/ Nikita Rossinsky
                                            -------------------------------
                                           Name: Nikita Rossinsky
                                                ---------------------------
                                           Title: Vice President
                                                 --------------------------

                                        By: /s/ Rolf-Peter Mikolayczyk
                                            -------------------------------
                                           Name: Rolf-Peter Mikolayczyk
                                                ---------------------------
                                           Title: First Vice President
                                                 --------------------------

                                        NATIONAL WESTMINSTER BANK, PLC

                                        By: /s/ Ernest V. Hodge
                                            -------------------------------
                                           Name: Ernest V. Hodge
                                                ---------------------------
                                           Title: Vice President
                                                 --------------------------

                                        BANQUE PARIBAS

                                        By: /s/ Stanley P. Berker
                                            -------------------------------
                                           Name: Stanley P. Berker
                                                ---------------------------
                                           Title: Group Vice President
                                                 --------------------------

                                        By: /s/ Mary T. Finnegan
                                            -------------------------------
                                           Name: Mary T. Finnegan
                                                ---------------------------
                                           Title: Assistant Vice President
                                                 --------------------------

                                        THE BANK OF NOVA SCOTIA

                                        By: /s/ F.C.H. Ashby
                                            -------------------------------
                                           Name: F.C.H. Ashby
                                                ---------------------------
                                           Title: Senior Assistant Agent
                                                 -------------------------

                              SWISS BANK CORPORATION

                              By: /s/ J. Randell Barclay
                                  ---------------------------------------------
                                 Name: J. Randell Barclay
                                      -----------------------------------------
                                 Title: Vice President
                                       ----------------------------------------

                              By: /s/ Nancy A. Hanrahan
                                  ---------------------------------------------
                                 Name: Nancy A. Hanrahan
                                      -----------------------------------------
                                 Title: Assistant Vice President
                                       ----------------------------------------

                              NBD BANK, N.A.
                              (formerly NATIONAL BANK OF DETROIT)

                              By: /s/ Marita S. Grobbel
                                  ---------------------------------------------
                                 Name: Marita S. Grobbel
                                      -----------------------------------------
                                 Title: Vice President
                                       ----------------------------------------


                              THE SUMITOMO BANK, LIMITED
                                NEW YORK BRANCH

                              By: /s/ Ryuzo Kodoma
                                  ---------------------------------------------
                                 Name: Ryuzo Kodoma
                                      -----------------------------------------
                                 Title: Joint General Manager
                                       ----------------------------------------

                              WESTPAC BANKING CORPORATION

                              By: /s/ David B. Beatty
                                  ---------------------------------------------
                                 Name: David B. Beatty
                                      -----------------------------------------
                                 Title: Vice President and Chief Representative
                                       ----------------------------------------

                              UNION BANK OF SWITZERLAND

                              By: /s/ David M. Danhauel
                                  ---------------------------------------------
                                 Name: David M. Danhauel
                                      -----------------------------------------
                                 Title: Vice President
                                       ----------------------------------------


                              By: /s/ Michelle Moreno
                                  ---------------------------------------------
                                 Name: Michelle Moreno
                                      -----------------------------------------
                                 Title: Asst. Vice President
                                       ----------------------------------------

                                        WACHOVIA BANK OF GEORGIA
                                        (formerly WACHOVIA BANK AND
                                        TRUST CO., N.A.)

                                        By: /s/ Richard C. Spangler III
                                            ------------------------------------
                                           Name: Richard C. Spangler III
                                                --------------------------------
                                           Title: Vice President
                                                 -------------------------------

                                        SOVRAN BANK, N.A.

                                        By: /s/ Timothy Geraghty
                                            ------------------------------------
                                           Name: Timothy Geraghty
                                                --------------------------------
                                           Title: SVP
                                                 -------------------------------

                                        AMSOUTH BANK, N.A.

                                        By: /s/ Jeffrey M. Noel
                                            ------------------------------------
                                           Name: Jeffrey M. Noel
                                                --------------------------------
                                           Title: Vice President
                                                 -------------------------------

                                        STAR BANK, N.A., CINCINNATI

                                        By: /s/ Michael T. Vea
                                            ------------------------------------
                                           Name: Michael T. Vea
                                                --------------------------------
                                           Title: SVP
                                                 -------------------------------

     THIS AMENDMENT NO. 5 dated as of October 31, 1997, to the CREDIT AGREEMENT, dated as of November 15, 1989, as amended November 30, 1991, as supplemented by letter dated February 26, 1993 and by supplement dated April 6, 1993, as amended May 1, 1994, August 31, 1995 and August 31, 1996, and as supplemented by two agreements dated July 15, 1996 and by letter dated October 21, 1997 (as so amended and supplemented, the "Credit Agreement"), among THE MEAD CORPORATION, an Ohio corporation (the "Company"), the banks listed on the signature page hereto (each a "Bank" and collectively, the "Banks") and THE FIRST NATIONAL BANK OF CHICAGO and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Co-Agents for the Banks (in such capacity, each an "Agent" and together, the "Agents").

WITNESSETH:

     WHEREAS, the Banks, the Agents and the Company have entered the Credit Agreement; and

     WHEREAS, the Banks, the Agents and the Company desire to amend the Credit Agreement as herein provided;

     NOW THEREFORE, it is agreed:

1. The definition of "Termination Date" in Section 10.1 of the Credit Agreement is hereby rewritten in full as follows:

     "Termination Date" shall mean (i) with respect to each Bank, the earlier of
     (A) October 31, 2002 (the "Renewal Date"), or (B) the date on which the Company has terminated such Bank's Commitment pursuant to Section 1.13; provided that (1) at least 30 calendar days before each July 1, commencing October 31, 1998 the Company may request all the Banks in writing (such request being irrevocable) to extend the Renewal Date for an additional one year period; and (2) the Renewal Date with respect to each Bank shall be automatically extended by one additional year if such Bank agrees in writing to extend the Renewal Date for one additional year and all conditions, if any, to the extension shall have been met, and (ii) with respect to all the Banks, the date upon which the Total Commitment is terminated by the Company pursuant to Section 1.13 or by all Banks pursuant to clause (i) of this definition."

2.   The following changes in the Credit Agreement are hereby made:

     Section/Reference     Deleted Words         Words Replacing Deleted Words
     -----------------     -------------         -----------------------------
     1.12(ii)              ".100"                ".090"
     1.12, second          "September, 1995"     "December, 1997 (except,
     sentence                                    however, that a rate of .100
                                                 of 1% per annum shall be used
                                                 in calculating the Facility
                                                 Fee due only for the month of
                                                 October, 1997)"

3. The Company represents and warrants that the representations and warranties of the Company contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date. The Company hereby certifies that no event has occurred and is continuing which constitutes an Event of Default under the Credit Agreement or which upon the giving of notice or the lapse of time or both would constitute such an Event of Default.

4. This Amendment No. 5 shall be effective when executed by the Company and each of the Banks. Except as modified hereby, the Credit Agreement is ratified and confirmed in all respects and remains in full force and effect. All references to the "Agreement" in the Credit Agreement shall include and mean the Credit Agreement as supplemented and amended hereby. Terms defined in the Credit Agreement are used with the same meaning herein.

5. This Amendment No. 5 may be executed in counterparts, each of which will be deemed an original instrument. This Amendment No. 5 shall be governed by and construed and interpreted in accordance with the law of State of New York.

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment No. 5 to be duly executed and delivered as of the date first above written.

                                    THE MEAD CORPORATION


                                    By /s/ William B. Plummer
                                       -----------------------------------------
                                       Name: William B. Plummer
                                       -----------------------------------------
                                       Title: Treasurer
                                       -----------------------------------------

                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                    Individually and as Agent

                                    By /s/ Robert L. Jackson, authorized agent
                                       -----------------------------------------
                                       Name: Robert L. Jackson
                                       -----------------------------------------
                                       Title: Managing Director
                                       -----------------------------------------

                                    MORGAN GUARANTY TRUST COMPANY OF
                                     NEW YORK,
                                    Individually and as Agent


                                    By /s/ John M. Mikolay
                                       -----------------------------------------
                                       Name: John M. Mikolay
                                       -----------------------------------------
                                       Title: Vice President
                                       -----------------------------------------


                                    CITIBANK, N.A.

                                    By /s/ W. Martens
                                       -----------------------------------------
                                       Name: W. Martens
                                       -----------------------------------------
                                       Title: Attorney in fact
                                       -----------------------------------------


                                    ABN AMRO BANK N.V.

                                    By /s/ Patrick M. Pastore
                                       -----------------------------------------
                                       Name: Patrick M. Pastore
                                       -----------------------------------------
                                       Title: Vice President
                                       -----------------------------------------

                                    By /s/ Gregory D. Amoroso
                                       -----------------------------------------
                                       Name: Gregory D. Amoroso
                                       -----------------------------------------
                                       Title: Vice President
                                       -----------------------------------------


                                    DEUTSCHE BANK AG
                                    New York and/or Cayman Islands Branches

                                    By /s/ Hans-Josef Thiele
                                       -----------------------------------------
                                       Name: Hans-Josef Thiele
                                       -----------------------------------------
                                       Title: Director
                                       -----------------------------------------

                                    By /s/ Belinda J. Wheeler
                                       -----------------------------------------
                                       Name: Belinda J. Wheeler
                                       -----------------------------------------
                                       Title: Vice President
                                       -----------------------------------------

                                    NATIONAL WESTMINSTER BANK PLC
                                    New York Branch


                                    By /s/ Anne Marie Torre
                                       -----------------------------------------
                                       Name: Anne Marie Torre
                                       -----------------------------------------
                                       Title: Vice President
                                       -----------------------------------------


                                    NATIONAL WESTMINSTER BANK PLC
                                    Nassau Branch

                                    By /s/ Anne Marie Torre
                                       -----------------------------------------
                                       Name: Anne Marie Torre
                                       -----------------------------------------
                                       Title: Vice President
                                       -----------------------------------------


                                    THE BANK OF NOVA SCOTIA

                                    By /s/ F. C. H. Ashby
                                       -----------------------------------------
                                       Name: F. C. H. Ashby
                                       -----------------------------------------
                                       Title: Senior Manager Loan Operations
                                       -----------------------------------------

                                    THE SUMITOMO BANK, LIMITED
                                    New York Branch

                                    By /s/ Kazuyoshi Ogawa
                                       -----------------------------------------
                                       Name: Kazuyoshi Ogawa
                                       -----------------------------------------
                                       Title: Joint General Manager
                                       -----------------------------------------


                                    WACHOVIA BANK OF GEORGIA
                                    (formerly WACHOVIA BANK AND TRUST CO., N.A.)

                                    By /s/ Holger B. Ebert
                                       -----------------------------------------
                                       Name: Holger B. Ebert
                                       -----------------------------------------
                                       Title: Sr. Vice President
                                       -----------------------------------------

                                    NATIONSBANK, N.A.
                                    formerly SOVRAN BANK, N.A.)

                                    By /s/ Michael W. Colon
                                       -----------------------------------------
                                       Name: Michael W. Colon
                                       -----------------------------------------
                                       Title: Officer
                                       -----------------------------------------


                                    SOCIETE GENERALE

                                    By /s/ Eric Bellaiche
                                       -----------------------------------------
                                       Name: Eric Bellaiche
                                       -----------------------------------------
                                       Title: Vice President
                                       -----------------------------------------